                           FIFTH AMENDED AND RESTATED

                                CREDIT AGREEMENT

                                  BY AND AMONG

                              NEW CENTURY MORTGAGE

                                  CORPORATION,

                            NC CAPITAL CORPORATION,

                         THE LENDERS FROM TIME TO TIME
                                 PARTY THERETO,

                                      AND

                         U.S. BANK NATIONAL ASSOCIATION

                            DATED AS OF MAY 23, 2001

                                TABLE OF CONTENTS

SECTION I. DEFINITIONS AND ACCOUNTING TERMS....................................................1
     1.01     Certain Defined Terms............................................................1
     1.02     Accounting Terms................................................................14
     1.03     Computation of Time Periods.....................................................15
     1.04     Other Definitional Terms........................................................15

SECTION II. THE CREDIT FACILITIES.............................................................15

     2.01     The Warehousing Facility and the Swingline Facility.............................15
     2.02     Interest on the Note; Balances Deficiency Fees; Continuations and Conversions...20
     2.03     Payments and Computations.......................................................22
     2.04     Setoff..........................................................................22
     2.05     Increased Capital Requirements..................................................23
     2.06     Provisions Relating to Eurodollar Advances and Balance Funded Rate Advances.....23

SECTION III. REPRESENTATIONS AND WARRANTIES...................................................25

     3.01     Formation; Powers; Good Standing; Subsidiaries; Agency Status...................25
     3.02     Authorization; No Conflict; Governmental Consents; Binding Effect...............25
     3.03     Financial Condition.............................................................26
     3.04     Title to Property; Liens........................................................27
     3.05     Litigation; Adverse Facts.......................................................27
     3.06     Other Agreements; Performance...................................................27
     3.07     Use of Proceeds.................................................................28
     3.08     Taxes...........................................................................28
     3.09     ERISA...........................................................................28
     3.10     Governmental Regulation.........................................................28
     3.11     Indebtedness....................................................................28
     3.12     No Material Adverse Event.......................................................29
     3.13     Licenses and Permits............................................................29
     3.14     Guarantees......................................................................29
     3.15     Accuracy and Completeness of Information........................................29

SECTION IV. COVENANTS OF THE BORROWERS........................................................29

     4.01     Financial Statements and Other Reports..........................................29
     4.02     Corporate Existence.............................................................33
     4.03     Compliance with Laws, Taxes, etc................................................33
     4.04     ERISA...........................................................................33
     4.05     Assets and Insurance............................................................33
     4.06     Inspection, Visitation, etc.....................................................34
     4.07     Further Assurances..............................................................34

                                       i



     4.08     Indebtedness....................................................................34
     4.09     Liens...........................................................................35
     4.10     Investments.....................................................................36
     4.11     Guarantees......................................................................37
     4.12     Restriction on Fundamental Changes..............................................37
     4.13     Restricted Payments.............................................................38
     4.14     Net Worth.......................................................................38
     4.15     Minimum Liquidity...............................................................39
     4.16     Leverage Ratio..................................................................39
     4.17     Subsidiaries....................................................................39
     4.18     Affiliate Transactions..........................................................39
     4.19     Escrow Imbalances...............................................................39
     4.20     Inconsistent Agreements.........................................................39
     4.21     Closing Procedures..............................................................40
     4.22     Underwriting....................................................................40
     4.23     Independence of Covenants.......................................................40

SECTION V. CONDITIONS PRECEDENT...............................................................40

     5.01     Conditions Precedent to Effectiveness...........................................40
     5.02     Conditions Precedent to all Loans...............................................42

SECTION VI. EVENTS OF DEFAULT; REMEDIES.......................................................43

     6.01     Events of Default...............................................................43
     6.02     Remedies........................................................................45

SECTION VII. THE AGENT........................................................................45

     7.01     Appointment and Authorization...................................................45
     7.02     Note Holders....................................................................45
     7.03     Consultation With Counsel.......................................................45
     7.04     Documents.......................................................................46
     7.05     Agent and Affiliates............................................................46
     7.06     Action by Agent.................................................................46
     7.07     Credit Analysis.................................................................46
     7.08     Notices of Event of Default, etc................................................46
     7.09     Indemnification.................................................................47
     7.10     Payments........................................................................47
     7.11     Sharing of Payments.............................................................48
     7.12     Successor Agent.................................................................48
     7.13     Inspection......................................................................49
     7.14     Notice of New Investors.........................................................49

SECTION VIII. MISCELLANEOUS...................................................................49

     8.01     Waiver..........................................................................49

                                       ii



     8.02     Notices.........................................................................49
     8.03     Expenses; Indemnification.......................................................49
     8.04     Confidentiality.................................................................50
     8.05     Releases, Amendments, Waivers, Consents and Exercise of Remedies................50
     8.06     Binding Effect; Assignments and Participations; Transferees; New Lenders;
              Commitment Increases............................................................51
     8.07     Governing Law and Construction..................................................52
     8.08     Consent to Jurisdiction.........................................................52
     8.09     Waiver of Jury Trial............................................................53
     8.10     Survival of Agreement...........................................................53
     8.11     Captions........................................................................53
     8.12     Entire Agreement................................................................53
     8.13     Counterparts....................................................................53
     8.14     Borrowers Acknowledgments.......................................................53
     8.15     Exiting Lenders.................................................................54
     8.16     Amendments, Waivers and Modification Fees.......................................54
     8.17     Joint and Several Obligations.  ................................................54

                           FIFTH AMENDED AND RESTATED
                                CREDIT AGREEMENT

      FIFTH AMENDED and RESTATED CREDIT AGREEMENT dated as of May 23, 2001 by and among NEW CENTURY MORTGAGE CORPORATION, a California corporation ("NCMC" or "Borrower"), NC CAPITAL CORPORATION, a California corporation ("NCCC" or "Borrower" and together with NCMC, the "Borrowers"), the lenders from time to time party hereto (each a "Lender" and collectively, the "Lenders"), and U.S. BANK NATIONAL ASSOCIATION, as agent for the Lenders (in such capacity, together with any successor agents appointed hereunder, the "Agent").

      WHEREAS, the Borrowers, the Existing Lenders, which include certain of the Lenders, and the Agent are parties to that certain Fourth Amended and Restated Credit Agreement dated as of May 26, 1999 (as amended, the "Existing Credit Agreement") pursuant to which the Existing Lenders provided NCMC with a revolving mortgage warehousing credit facility and USBNA (defined below) provided NCMC with a swingline facility and working capital credit facility; and

      WHEREAS, the Borrowers have requested that the Lenders and the Agent amend certain provisions of and restate the Existing Credit Agreement, and that certain of the Existing Lenders party to the Existing Credit Agreement cease to be parties to the Agreement;

      Accordingly, the parties hereto hereby agree as follows:

      SECTION I. DEFINITIONS AND ACCOUNTING TERMS.

      1.01 CERTAIN DEFINED TERMS. As used herein, the terms defined in the introductory paragraphs hereof shall have the meanings given them therein and the following terms shall have the following respective meanings (such terms to be equally applicable to both the singular and plural forms of the terms defined):

            "ADJUSTED EURODOLLAR RATE": on any date of determination, the rate (rounded upward, if necessary, to the next higher one hundredth of one percent) determined by dividing the Eurodollar Rate for such date by 1.00 MINUS the Eurodollar Reserve Percentage.

            "ADJUSTED LEVERAGE RATIO": on any date of determination, the ratio of (a) Total Liabilities to (b) Adjusted Tangible Net Worth.

            "ADJUSTED TANGIBLE NET WORTH": on any date of determination, the Tangible Net Worth of NCFC MINUS 25% of the amount by which the book value of Junior Securitization Interests included in calculating Tangible Net Worth exceeds Indebtedness of the type described in Section 4.08(d).

            "ADVANCE": (a) a Prime Rate Advance, (b) a Balance Funded Rate Advance, or (c) a Eurodollar Advance.

            "AFFILIATE": with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person, whether through the ownership of voting securities, by contract or otherwise.

            "AGREEMENT": this Fifth Amended and Restated Credit Agreement, as amended, supplemented, restated or otherwise modified and in effect from time to time.

            "APPLICABLE MARGIN": with respect to:

                  (a)   Prime Rate Advances, 0%; and

                  (b)   Eurodollar Advances, 1.625%.

            "BALANCE CALCULATION PERIOD": each calendar quarter after the Effective Date to and including the later of the date on which the Notes shall be paid in full or the Termination Date, except that the first Balance Calculation Period shall commence on the Effective Date and the last Balance Calculation Period shall end on the later of the date on which the Notes shall have been paid in full or the Termination Date.

            "BALANCE FUNDED RATE ADVANCE": an outstanding Loan that bears interest as provided in Section 2.02(a)(i).

            "BALANCES DEFICIENCY": as defined in Section 2.02(a)(i).

            "BALANCES DEFICIENCY FEE": as defined in Section 2.02(a)(i).

            "BALANCES SURPLUS": as defined in Section 2.02(a)(i).

            "BORROWERS": NCMC and NCCC.

            "BORROWING BASE": on any date of determination, an amount equal to 100% of the Warehousing Collateral Value of the Collateral, as determined by the Agent from its records.

            "BORROWING DATE": the Business Day specified by NCMC in a Confirmation of Borrowing/Paydown/Conversion as the date on which it requests the Lenders to make Warehousing Loans or USBNA to make a Swingline Loan.

            "BUSINESS DAY": any day of the year other than a Saturday, Sunday or other day on which commercial banks in Minneapolis, Minnesota are required or authorized to close.

            "CASH": all cash and cash equivalents, as shown on a consolidated balance sheet of any Borrower prepared in accordance with GAAP, including, without limitation, all deposit accounts of such Borrower with any Lender or any other financial institution.

            "CHANGE OF CONTROL": the occurrence, after the Signing Date, of any of the following circumstances: (a) NCFC not owning, directly or indirectly, all of the issued and outstanding capital stock of NCMC; or
      (b) any Person, or two or more Persons acting in concert, other than the Management Shareholders, acquiring beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of NCFC (or other securities convertible into such securities) representing 35% or more of the combined voting power of all securities of NCFC entitled to vote in the election of directors; (c) any Person, or two or more Persons acting in concert, other than the Management Shareholders, acquiring by contract or otherwise, or entering into a contract or arrangement which upon consummation will result in its or their acquisition of, control over securities of NCFC (or other securities convertible into such securities) representing 35% or more of the combined voting power of all securities of NCFC entitled to vote in the election of directors; or (d) Robert Cole ceasing to be Chairman and Chief Executive Officer of NCFC.

            "CODE": the Internal Revenue Code of 1986, together with all amendments from time to time thereto.

            "COLLATERAL": as defined in the Pledge and Security Agreement, and as defined in the Servicing Security Agreement.

            "COLLATERAL ACCOUNT": account number 1731-0097-1378 of NCMC with the Agent.

            "COMMITMENT": as to any Lender, the obligation of such Lender to make Loans pursuant to Section 2.01(a).

            "COMMITMENT AMOUNT": as to any Lender, the amount set opposite such Lender's name as its "Commitment" in Schedule 1.01(b), as the same may be
      (i) reduced pursuant to Section 2.01(g), (ii) changed as the result of an assignment pursuant to Section 8.06(a) or (iii) increased pursuant to
      Section 8.06(b).

            "COMPANY SECURITIZATION TRANSACTION": an issuance of Mortgage-backed Securities by either Borrower, or by SBRC, Paine Webber, or any other registered broker-dealer acceptable to the Agent in its sole discretion, or an Affiliate of any of them, on behalf of either Borrower, through a trust or other entity created by either Borrower, SBRC, Paine Webber or any other registered broker-dealer acceptable to the Agent in its sole discretion, which Mortgage-backed Securities are either secured (in whole or in part) by Mortgage Loans originated or acquired by such Borrower or evidence the entire beneficial ownership interest therein, and in connection with which one or more Junior Securitization Interests are issued to such Borrower or an Affiliate of such Borrower.

            "COMPLIANCE/BORROWING BASE CERTIFICATE": a certificate in the form of Exhibit A.

            "CONFIRMATION OF BORROWING/PAYDOWN/CONVERSION": a confirmation in the form of Exhibit B.

            "DAILY LEVERAGE RATIO": on any date of determination, the ratio of
      (a) Total Liabilities of NCFC and its Subsidiaries on such date to (b) Tangible Net Worth of NCFC and its Subsidiaries as of the last day of the most recently completed month.

            "EFFECTIVE DATE": the date on or after the Signing Date on which all of the conditions precedent set forth in Section 5.01 shall have been satisfied or waived in writing by the Lenders.

            "EFFECTIVE DATE FEE PERCENTAGE": as defined in Section 2.01(j).

            "ELIGIBLE SERVICING PORTFOLIO": on any date of determination, the aggregate unpaid principal balance of all Mortgage Loans owned by Persons other than NCMC that are serviced by NCMC pursuant to Eligible Servicing Rights, excluding Servicing Rights that are subject to an executed and delivered agreement to sell the same.

            "ELIGIBLE SERVICING RIGHTS": all rights of NCMC held for its own account (and not as nominee or subservicer), whether pursuant to a Servicing Contract or otherwise, to service Mortgage Loans or Mortgage Loan pools, other than rights to service Mortgage Loans:

                  (a) pursuant to Recourse Servicing Contracts;

                  (b) with respect to which any payment is more than 59 days past due; or

                  (c) with respect to which any obligor is the subject of a
            bankruptcy, debt arrangement or other proceeding under any insolvency law.

            "ERISA": the Employee Retirement Income Security Act of 1974, together with all amendments from time to time thereto.

            "ERISA AFFILIATE": any trade or business (whether or not incorporated) that is a member of a group that is treated as a single employer under Section 414 of the Code of which either Borrower is a member.

            "EURODOLLAR ADVANCE": an outstanding Warehousing Loan that bears interest as provided in Section 2.02(a)(iii).

            "EURODOLLAR RATE": on any date of determination, the average offered rate for deposits in United States dollars having a maturity of thirty
      (30) days (rounded upward, if necessary, to the nearest 1/16 of 1%) for delivery of such deposits on the second Eurodollar Business Day after such date of determination, which appears on the Telerate screen, page 3750, as of 11:00 a.m., London time (or such other time as of which such rate appears), on such date of determination, or the rate for such deposits determined by the Agent at such time based on such other published service of general application as shall be selected by the Agent for such purpose; PROVIDED, that in lieu of determining the rate in the foregoing manner, the Agent may determine the rate based on rates at which thirty (30) day United States dollar deposits are offered to the entity which is the Agent in the interbank Eurodollar market at such time for delivery in Immediately Available Funds on the second Eurodollar Business Day after such date of determination in an amount approximately equal to the Advance as made by the entity which is the Agent to which such rate is to apply (rounded upward, if necessary, to the nearest 1/16 of 1%). "Telerate screen, page 3750" means the display designated as such on the Telerate reporting system operated by Telerate System Incorporated (or such other page as may replace such page 3750 for the purpose of displaying London interbank offered rates of major banks for U.S. Dollar deposits).

            "EURODOLLAR RESERVE PERCENTAGE": on any date of determination, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System, with deposits comparable in amount to those held by USBNA, in respect of "Eurocurrency Liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of a Bank to United States residents).

            "EVENT OF DEFAULT": as defined in Section 6.01.

            "EXISTING LENDERS": USBNA, Guaranty Bank, formerly known as Guaranty Federal Bank, F.S.B., The Chase Manhattan Bank, successor-by-merger to Chase Bank of Texas, N.A., Residential Funding Corporation, Washington Mutual Bank, FA, formerly known as Bank United, and Union Bank of California, N.A.

            "EXIT DATE": the Effective Date in the case of The Chase Manhattan Bank, successor-by-merger to Chase Bank of Texas, N.A., and Union Bank of California, N.A., and July 31, 2001, in the case of Washington Mutual Bank, FA, formerly known as Bank United.

            "EXITING LENDERS": The Chase Manhattan Bank, successor-by-merger to Chase Bank of Texas, N.A., Union Bank of California, N.A. and, effective July 31, 2001, Washington Mutual Bank, FA, formerly known as Bank United.

            "EXISTING WAREHOUSING LOANS": as of the Exit Date, with respect to The Chase Manhattan Bank, successor-by-merger to Chase Bank of Texas, N.A., and Union Bank of California, N.A., the outstanding "Warehousing Loans" (as such term is defined in the Existing Credit Agreement) made by those Exiting Lenders under the Existing Credit Agreement; and, with respect to Washington Mutual Bank, FA, formerly known as Bank United, the outstanding Warehousing Loans made by that Exiting Lender under this Agreement.

            "FANNIE MAE": Fannie Mae, a corporation created under the laws of the United States, and any successor thereto.

            "FAIR MARKET VALUE": as defined in Exhibit E.

            "FEDERAL FUNDS EFFECTIVE RATE": on any date of determination, the weighted average of the quotations for such date for overnight federal funds transactions received by the Agent from three (3) federal funds brokers of recognized standing selected by the Agent; PROVIDED, that in lieu of determining the rate in the foregoing manner, the Agent may substitute the per annum rate for such transactions displayed on the Telerate screen, page 120, at 10:00 A.M. (Minneapolis time) on such date or, if such date is not a Business Day, the most recent Business Day, or the equivalent rate determined by the Agent at such time based on such other published service of general application as shall be selected by the Agent for such purpose.

            "FIXED RATE": as defined in Section 2.02(a)(i).

            "FLOATING RATE ADVANCE": a Prime Rate Advance or a Eurodollar
      Advance.

            "FREDDIE MAC": Freddie Mac, a corporation created under the laws of the United States, and any successor thereto.

            "GAAP": generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances on any date of determination.

            "GINNIE MAE": the Government National Mortgage Association, an agency of the United States government, and any successor thereto.

            "GREENWICH": Greenwich Capital Financial Products, Inc.

            "GUARANTEE": any obligation, contingent or otherwise, of any Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "Primary Obligor") in any manner, whether directly or otherwise, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any direct or indirect security therefor, (b) to purchase property, securities, or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness, (c) to maintain working capital, equity capital, or other financial statement condition of the Primary Obligor so as to enable the Primary Obligor to pay such Indebtedness or otherwise to protect the owner thereof against loss in respect thereof, or (d) entered into for the purpose of assuring in any manner the owner of such Indebtedness of the payment of such Indebtedness or to protect such owner against loss in respect thereof; PROVIDED, that the term "Guarantee" shall not include endorsements for collection or deposit, in each case in the ordinary course of business.

            "GUARANTY": the Guaranty dated as of May 29, 1998 executed and delivered in connection with the Existing Credit Agreement, as the same may have been and may hereafter be amended, supplemented, reaffirmed or restated from time to time.

            "HEDGING ARRANGEMENTS": any agreements or other arrangements (including, without limitation, interest rate swap agreements, interest rate cap agreements and forward sale agreements) entered into to protect the Borrowers against changes in interest rates or in the value of any assets of the Borrowers.

            "IMMEDIATELY AVAILABLE FUNDS": funds with good value on the day and in the city in which payment is received.

            "INDEBTEDNESS": with respect to any Person at any time, without duplication, all obligations of such Person which, in accordance with GAAP, consistently applied, should be classified as liabilities on an unconsolidated balance sheet of such Person, but in any event shall include: (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid or accrued, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services, but excluding accrued expenses and trade payables incurred and paid in the ordinary course of business, (f) all obligations of others secured by any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all capitalized lease obligations of such Person, (h) all obligations of such Person in respect of interest rate protection agreements, (i) all obligations of any partnership or joint venture as to which such Person is or may become personally liable, and (j) all Guarantees by such Person of Indebtedness of others.

            "INVESTMENT": with respect to any Person, any direct or indirect purchase or other acquisition by that Person of, or a beneficial interest in, stock or other securities of any other Person, or any direct or indirect loan, advance (other than advances to employees for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by that Person to any other Person, including all Indebtedness and accounts receivable from that other Person which are not current assets or did not arise from sales to that other Person in the ordinary course of business.

            "INVESTOR": any financially responsible Person in the business of purchasing Mortgage Loans designated by the Borrowers and approved by the Agent (which approval shall not be unreasonably withheld) with respect to Mortgage Loans of a particular type; PROVIDED, that the Agent or the Required Lenders may at any time, by written notice to the Borrowers, reject any Investor designated by the Borrowers or designate any Investor as no longer acceptable. Upon receipt of such written notice, the Person(s) named in such notice to the Borrowers shall no longer be considered Investors hereunder.

            "JUNIOR SECURITIZATION INTERESTS": a Mortgage-backed Security created in a Company Securitization Transaction that represents a subordinated right to receive principal or interest payments on the underlying Mortgage Loans (whether or not such subordination arises only under particular circumstances).

            "LEVERAGE RATIO": on any date of determination, the ratio of (a) Total Liabilities to (b) Tangible Net Worth.

            "LIEN": any security interest, mortgage, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument, in, of, or on any of the assets or properties, now owned or hereafter acquired, of any Person, whether arising by agreement or operation of law.

            "LOAN DOCUMENTS": this Agreement, the Notes, the Pledge and Security Agreement, the Servicing Security Agreement, the Guaranty and all other agreements, instruments, certificates and other documents executed and delivered pursuant hereto or thereto or in connection herewith or therewith, as the same may be supplemented, amended or otherwise modified from time to time after the Signing Date.

            "LOANS": Warehousing Loans and Swingline Loans.

            "MANAGEMENT SHAREHOLDERS": Robert K. Cole, Brad A. Morrice, and Edward F. Gotschall.

            "MATERIAL ADVERSE EVENT": any occurrence of whatsoever nature (including, without limitation, any adverse determination in any litigation, arbitration or governmental investigation or proceeding) which materially adversely affects the present or reasonably foreseeable prospective financial condition or operations of NCFC, NCMC or NCCC or materially impairs the ability of NCFC, NCMC or NCCC to perform its respective obligations under the Loan Documents.

            "MORTGAGE": a mortgage or deed of trust on real property which has been improved by a completed single family (I.E., one to four family units) dwelling unit (I.E., a detached house, townhouse or condominium).

            "MORTGAGE-BACKED SECURITY": a security (including, without limitation, a participation certificate) that is an interest in a pool of Mortgage Loans or is secured by such an interest.

            "MORTGAGE BANKER'S FINANCIAL REPORTING FORM": Form Number 1002-1055 of the Fannie Mae Seller's Guide.

            "MORTGAGE LOAN": a Mortgage Note and the related Mortgage.

            "MORTGAGE NOTE": a promissory note which has a term not exceeding thirty (30) years evidencing a loan or advance which is secured by a Mortgage.

            "MULTIEMPLOYER PLAN": a multiemployer plan, as such term is defined in Section 4001 (a) (3) of ERISA, which is maintained (on the Closing Date, within the five (5) years preceding the Closing Date, or at any time after the Closing Date) for employees of either Borrower or any ERISA Affiliate.

            "NCCC": NC Capital Corporation, a California corporation.

            "NCFC": New Century Financial Corporation, a Delaware corporation.

            "NCMC": New Century Mortgage Corporation, a California corporation.

            "NCRC": NC Residual II Corporation.

            "NET WORTH": with respect to any Person, on any date of determination, the net worth of such Person as of such date, determined in accordance with GAAP.

            "NOTE": as defined in Section 2.01(e).

            "OBLIGATIONS": all obligations of each of NCFC, NCMC and NCCC to the Agent or any Lender now or hereafter existing under any Loan Document, whether for principal, interest, fees, expenses, indemnification or otherwise.

            "PAINE WEBBER": Paine Webber Real Estate Securities Inc.

            "PBGC": the Pension Benefit Guaranty Corporation created by Section 4002(a) of ERISA or any governmental body succeeding to the functions thereof.

            "PERSON": any natural person, corporation, partnership, joint venture, firm, association, limited liability company, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

            "PLAN": each employee benefit plan (whether in existence on the Closing Date or thereafter instituted), as such term is defined in Section 3 of ERISA, maintained for the benefit of employees, officers or directors of either Borrower or of any ERISA Affiliate, other than a Multiemployer Plan.

            "PLEDGE AND SECURITY AGREEMENT": the Amended and Restated Pledge and Security Agreement dated as of April 30, 2000, as the same may have been and may hereafter be amended, supplemented, reaffirmed or restated from time to time.

            "PRIME RATE": on any date of determination thereof, the rate per annum which is most recently publicly announced by USBNA as its "prime rate," which may be a rate at, above or below that which USBNA lends to other Persons.

            "PRIME RATE ADVANCE": an outstanding Loan that bears interest as provided in Section 2.02(a)(ii).

            "PROHIBITED TRANSACTION": as defined in Section 4975 of the Code and
      Section 406 of ERISA.

            "PRO RATA SHARE": with respect to each Lender, in each case expressed as a percentage:

                  (a) as such term pertains to such Lender's obligation to make
            Warehousing Loans, including its obligation to refinance any outstanding Swingline Loans, the fraction which the amount of its Commitment Amount is to the aggregate amount of all the Commitment Amounts,

                  (b) as such term pertains to such Lender's right to receive payment of interest on and Balances Deficiency Fees with respect to its outstanding Warehousing Loans, the fraction which the outstanding amount of interest and Balances Deficiency Fees payable to it on or with respect to the outstanding principal balance of such Lender's Warehousing Loans is to the aggregate outstanding amount of interest and Balances Deficiency Fees payable on or with respect to the aggregate unpaid principal balance of all Warehousing Loans,

                  (c) as such term pertains to such Lender's right to receive payment of principal of its outstanding Warehousing Loans, the fraction which the amount of the unpaid principal balance of its Warehousing Loans is to the aggregate unpaid principal balance of all outstanding Warehousing Loans,

                  (d) as such term pertains to such Lender's right to receive facility fees under Section 2.01(h), the fraction which such Lender's Commitment Amount is to the sum of all Commitment Amounts, and

                  (e) as such term pertains to such Lender's obligations under
            Section 7.09, and for all other purposes, the fraction which the sum of such Lender's Commitment Amount, or, if its Commitment has terminated, the unpaid principal balance of its Warehousing Loans, is to the sum of the Commitment Amounts of all of the Lenders or, if the Commitments have terminated, the unpaid principal balance of all of the Warehousing Loans.

            "QUARTERLY AVERAGE LEVERAGE RATIO": for each three (3) month period ending on March 31, June 30, September 30 or December 31 of any year during the term of this Agreement, the ratio of (a) the average daily amount of Total Liabilities of NCFC and its Subsidiaries outstanding during such three (3) month period to (b) the average of the Tangible Net Worth of NCFC and its Subsidiaries at the end of each month during such three (3) month period.

            "RECOURSE SERVICING CONTRACT": a Servicing Contract under which either Borrower is obligated to repurchase or indemnify the holder of any Mortgage Loans as a result of defaults on such Mortgage Loans at any time during the term of such Mortgage Loans (other than those Servicing Contracts that are customarily recognized in the trade as non-recourse but that may contain repurchase or indemnification obligations related to breaches of usual and customary representations and warranties made by such Borrower in connection with the sale and servicing of the Mortgage Loans serviced thereunder and usual and customary provisions for the advance of principal and interest on Mortgage-backed Securities by such Borrower).

            "REGULATION D": Regulation D (or any substitute regulations) of the Board of Governors of the Federal Reserve System (or any successor thereto), together with all amendments from time to time thereto.

            "REGULATORY CHANGE": any change after the Signing Date in United States federal, state or foreign laws or regulations or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including any Lender under any United States federal, state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

            "REO": real property acquired by either Borrower as a result of the foreclosure of a Mortgage Loan.

            "REO SUB": New Century REO Corp., a California corporation.

            "REPORTABLE EVENT": a reportable event as defined in Section 4043 of ERISA and the regulations issued under such Section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event; PROVIDED, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any waiver in accordance with Section 412(d) of the Code.

            "REQUIRED LENDERS": at any time of determination, Lenders whose Pro Rata Shares (as defined under clause (e) of the definition of such term) aggregate at least 66.67%; PROVIDED, that if there is more than one Lender, the "Required Lenders" shall not consist of fewer than two Lenders.

            "RESERVE-ADJUSTED BALANCES": for any Balance Calculation Period, an amount obtained by multiplying (a) the average net daily collected non-interest-bearing balances of the Borrowers on deposit with any Lender during such Balance Calculation Period over and above the balances required to compensate such Lender for services provided by such Lender for said Balance Calculation Period, reductions in the interest payable on Indebtedness (other than the Loans) outstanding to such Lender and assessments payable with respect to such balances by such Lender to the Federal Deposit Insurance Corporation (or any successor thereto) for such Corporation's insuring of time deposits in United States dollars maintained at such Lender for such Balance Calculation Period by (b) a percentage equal to 100%, MINUS the average daily Reserve Percentage in effect for said Balance Calculation Period. For purposes of the foregoing, "RESERVE PERCENTAGE" shall mean, on any date of determination, the percentage as prescribed by Regulation D for determining the highest maximum reserve requirement (including, without limitation, any marginal, emergency, supplemental, special or other reserve) that the applicable Lender determines it is required to maintain on such date in respect of deposits of the type maintained with such Lender in the applicable Balance Calculation Period.

            "RESIDUAL FINANCE SUBSIDIARIES": (a) NC Residual Corporation, a Delaware corporation, as long as it is a wholly-owned Subsidiary of NCMC and does not amend its Certificate of Incorporation as in effect on March 20, 1998, and (b) any other wholly-owned Subsidiary of NCMC or NCCC that, pursuant to its Articles or Certificate of Incorporation, has a purpose limited to the ownership of Junior Securitization Interests, the establishment of one or more securitization trusts, issuing securities backed by such Junior Securitization Interests, otherwise financing such Junior Securitization Interests, and lawful activities incidental to and necessary and convenient to the foregoing.

            "RESIDUAL FINANCING AGREEMENTS": collectively, the Global Master Repurchase Agreement dated as of March 29, 2001 by and between Salomon Smith Barney, Inc., as Agent for Salomon Brothers International, Inc., and NCCC, as amended, supplemented, restated or otherwise modified and in effect from time to time, (ii) the Global Master Repurchase Agreement dated as of March 29, 2001 by and between Salomon Smith Barney, Inc., as Agent for Salomon Brothers International, Inc., and NCRC, as amended, supplemented, restated or otherwise modified and in effect from time to time, (iii) the Master Loan and Security Agreement dated as of July 20, 1999 by and among NCMC, NCCC and Paine Webber, as amended, supplemented, restated or otherwise modified and in effect from time to time, (iv) the Residual Financing Facility Agreement dated as of June 23, 1999 by and between NCCC and Greenwich, as amended, supplemented, restated or otherwise modified and in effect from time to time, and (v) any similar agreements pursuant to which "Residual Financing" (as defined in the Residual Security Agreement) is hereafter provided to any Borrower or any Subsidiary of any Borrower.

            "RESIDUAL SECURITY AGREEMENT": the Amended and Restated Security Agreement dated as of April 30, 2000 by and among NCCC, NCRC and U.S. Bank National Association, as collateral agent for (i) the Lenders (as defined therein), (ii) U.S. Bancorp Leasing & Financial, successor in interest to FBS Business Finance Corp. (the "Lessor"), as Lessor under any present or future leases of equipment by the Lessor, as lessor, to NCMC or NCFC, as lessee, or as lender under any present or future loan by the Lessor, as lender, to NCMC or NCFC, as borrower, secured by equipment and (iii) the Subordinated Noteholder (as defined therein).

            "RESTRICTED PAYMENTS": with respect to any Person, collectively, all dividends or other distributions of any nature (cash, securities, assets or otherwise), and all payments, by virtue of redemption or otherwise, on any class of equity securities (including, without limitation, warrants, options or rights therefor) issued by such Person, whether such securities are now or may hereafter be authorized or outstanding and any distribution in respect of any of the foregoing, whether directly or indirectly.

            "RISK RATING": as defined in Exhibit E.

            "SALOMON REO AGREEMENT": the Master Loan and Security Agreement dated as of April 1, 2000 by and between the Borrowers and SBRC, as the same may be amended, supplemented, restated or otherwise modified in accordance with this Agreement and in effect from time to time.

            "SBRC": Salomon Brothers Realty Corp., a Delaware corporation.

            "SERVICING CONTRACT": a contract or agreement purchased by NCMC or entered into by NCMC for its own account (and not as nominee or subservicer), whether now existing or hereafter purchased or entered into, pursuant to which NCMC services Mortgage Loans or Mortgage Loan pools for Persons other than itself or the other Borrower.

            "SERVICING RIGHTS": any and all rights of NCMC held for its own account (and not as nominee or subservicer), whether pursuant to a Servicing Contract or otherwise, to service Mortgage Loans or Mortgage Loan pools for Persons other than itself or the other Borrower, including, without limitation, (i) all rights to collect payments due and enforce the rights of the mortgagee under any Mortgage Loans, (ii) all rights to receive compensation and termination fees under any Servicing Contract and
      (iii) all rights to receive the proceeds from any sale or other transfer of NCMC's interest in any Servicing Contract.

            "SERVICING SECURITY AGREEMENT": the Amended and Restated Servicing Security Agreement dated as of April 30, 2000, as the same may have been and may hereafter be amended, supplemented, reaffirmed or restated from time to time.

            "SIGNING DATE": the Business Day on which counterparts of this Agreement, duly executed by the Borrowers and the Lenders, have been delivered to the Agent.

            "SUBORDINATED DEBT": any Indebtedness of the Borrowers, now existing or hereafter created, incurred or arising, which is subordinated in right of payment to the payment of the Obligations in a manner and to an extent that the Required Lenders have approved in writing prior to the creation of such Indebtedness.

            "SUBSIDIARY": with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time owned directly or indirectly by such Person.

            "SWINGLINE COMMITMENT": the discretionary revolving credit facility provided by USBNA to the Borrowers described in Section 2.01(b).

            "SWINGLINE LOAN": a loan made by USBNA to the Borrowers pursuant to
      Section 2.01(b).

            "TAKE-OUT COMMITMENT": as defined in Exhibit E.

            "TANGIBLE NET WORTH": on any date of determination, the consolidated Net Worth of NCFC, NCMC or NCCC, as applicable, and its respective Subsidiaries, MINUS the consolidated book value of all assets of NCFC, NCMC or NCCC, as applicable, and its respective Subsidiaries (to the extent reflected as an asset in the balance sheet of NCFC, NCMC or NCCC, as applicable, or any such Subsidiary at such date) which are treated as intangibles under GAAP, including, without limitation, such items as deferred financing expenses, net leasehold improvements, good will, trademarks, trade names, service marks, copyrights, patents, licenses and unamortized debt discount and expense; PROVIDED, that Junior Securitization Interests shall not be treated as intangibles for purposes of this definition.

            "TERMINATION DATE": the earliest of (a) May 22, 2002, (b) the date on which the Commitments are terminated or reduced to zero pursuant to
      Section 2.01(g), or (c) the date on which the Commitments are terminated pursuant to Section 6.02.

            "TOTAL LIABILITIES": on any date of determination, the amount, on a consolidated basis, of the liabilities of NCFC, NCMC or NCCC, as applicable, and its respective Subsidiaries, determined in accordance with GAAP, MINUS Subordinated Debt.

            "TRANSFEREES": as defined in Section 8.06.

            "TRANSFERRED INTEREST": as defined in Section 8.06.

            "UNDERWRITING GUIDELINES": NCMC's underwriting guidelines as in effect on the Signing Date, a copy of which is attached hereto as Schedule
      1.01 (a), as the same may be modified from time to time in accordance with this Agreement.

            "UNMATURED EVENT OF DEFAULT": any event which with the lapse of time, with notice to the Borrowers or with both would constitute an Event of Default.

            "USBNA": U.S. Bank National Association, in its individual capacity.

            "WAREHOUSING COLLATERAL VALUE": on any date of determination, with respect to the Collateral or any portion thereof, as determined by the Agent in accordance with the provisions of Exhibit E.

            "WAREHOUSING LOAN": a loan made by the Lenders to the Borrowers pursuant to Section 2.01(a).

      1.02 ACCOUNTING TERMS. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP. To the extent any change in GAAP affects any computation or determination required to be made pursuant to this Agreement, such computation or determination shall be made as if such change in GAAP had not occurred unless the Borrowers and the Lenders agree in writing on an adjustment to such computation or determination to account for such change in GAAP.

      1.03 COMPUTATION OF TIME PERIODS. In this Agreement, in the computation of a period of time from a specified date to a later specified date, unless otherwise stated the word "from" means "from and including" and the word "to" or "until" each means "to but excluding".

      1.04 OTHER DEFINITIONAL TERMS. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, schedule, exhibit and like references are to this Agreement unless otherwise specified. Unless the context in which used herein otherwise clearly requires, "or" has the inclusive meaning represented by the phrase "and/or".

      SECTION II. THE CREDIT FACILITIES.

      2.01 THE WAREHOUSING FACILITY AND THE SWINGLINE FACILITY.

            (a) WAREHOUSING CREDIT COMMITMENT. Upon the terms and subject to the conditions of this Agreement, during the period beginning on the Effective Date and ending on the Termination Date, each Lender agrees, severally but not jointly, to lend (and after repayment, to relend) to NCMC, at such times and in such amounts as NCMC shall request, up to an aggregate principal amount at any time outstanding equal to such Lender's Commitment Amount, subject to the following limitations:

                  (i) the aggregate principal amount of Warehousing Loans and
            Swingline Loans at any time outstanding shall not exceed the sum of the Commitment Amounts of all the Lenders; and

                  (ii) the aggregate principal amount of Warehousing Loans and
            Swingline Loans at any time outstanding shall not exceed the Borrowing Base, as determined by the Agent from its records.

      No Lender shall be obligated to make Warehousing Loans if, after giving effect thereto, either of the foregoing limitations would be exceeded. The failure of any one or more of the Lenders to make a Warehousing Loan in accordance with its Commitment shall not relieve the other Lenders of their several obligations hereunder, but no Lender shall be liable with respect to the obligation of any other Lender hereunder or be obligated in any event to make Warehousing Loans which, together with its Pro Rata Share of outstanding Swingline Loans, would exceed its Commitment Amount.

            (b) DISCRETIONARY SWINGLINE COMMITMENT. Upon the terms and subject to the conditions of this Agreement, until the Termination Date, USBNA, in its sole discretion, may lend to NCMC loans (each such loan, a "Swingline Loan") at such times and in such amounts as NCMC shall request, up to an aggregate principal amount at any time outstanding equal to the amount by which USBNA's Commitment Amount exceeds the principal amount outstanding under USBNA's Note; PROVIDED, that USBNA will not make a Swingline Loan if
      (i) after giving effect thereto, either of the limitations set forth in
      Section 2.01(a) would be exceeded or (ii) USBNA has received written notice from NCMC or any Lender that one or more of the conditions precedent set forth in Section 5 for the making of a Warehousing Loan have not been satisfied.

            (c) MANNER OF BORROWING. NCMC shall give the Agent telephonic notice of each request for Warehousing Loans not later than 1:00 P.M. (Minneapolis time) on the requested Borrowing Date, and each request for Swingline Loans not later than 3:30 p.m. (Minneapolis time) on the requested Borrowing Date. On the Effective Date, NCMC shall be deemed to have requested Warehousing Loans in an amount equal to the outstanding principal balance of all Existing Warehousing Loans, and such Warehousing

      Loans shall be used to refund such Existing Warehousing Loans. Each request for Warehousing Loans or Swingline Loans shall specify the aggregate amount of Warehousing Loans or Swingline Loans, as the case may be, requested and whether such Loans to be made by each Lender are to be funded as Balance Funded Rate Advances, Prime Rate Advances or Eurodollar Advances; PROVIDED, that any portion of a Loan not so designated shall be funded as a Eurodollar Advance. NCMC shall, not later than the following Business Day, confirm any such request by delivering to the Agent a duly completed and executed Confirmation of Borrowing/Paydown/Conversion. The Agent shall notify each Lender by not later than 2:00 P.M. (Minneapolis time) on the date it receives such request of each request for Warehousing Loans received from NCMC, of such Lender's Pro Rata Share of the Warehousing Loans requested and whether such Lender's Warehousing Loans are to be funded as Balance Funded Rate Advances, Prime Rate Advances or Eurodollar Advances. Each Lender shall deposit into the Collateral Account in Immediately Available Funds by not later than 3:00 P.M. (Minneapolis time) on the Borrowing Date the total amount of the Warehousing Loans to be made by such Lender. On the Borrowing Date of requested Swingline Loans, USBNA may deposit into the Collateral Account in Immediately Available Funds by not later than 4:00 p.m. (Minneapolis time) on the requested Borrowing Date the amount of the requested Swingline Loans. Unless the Agent shall have received notice from a Lender prior to 3:00 P.M. (Minneapolis time) on any Borrowing Date that such Lender will not make available to the Agent the Warehousing Loans to be made by such Lender on such date, the Agent may assume that such Lender has made such Warehousing Loan available to the Agent on such date and the Agent in its sole discretion may, in reliance upon such assumption, make available to NCMC on suc h date a corresponding amount on behalf of such Lender. If a Lender shall not have timely given such a notice, and to the extent such Lender shall not have so made available to the Agent the Warehousing Loans to be made by such Lender on such date and the Agent shall have so made available to NCMC a corresponding amount on behalf of such Lender, such Lender shall, on demand, pay to the Agent such corresponding amount together with interest thereon, at the Federal Funds Effective Rate, for each day from the date such amount shall have been so made available by the Agent to NCMC until the date such amount shall have been repaid to the Agent. If such Lender does not pay such corresponding amount promptly upon the Agent's demand therefor, the Agent shall promptly notify the Borrowers and the Borrowers shall immediately repay such corresponding amount to the Agent together with accrued interest thereon at the applicable rate or rates provided in Section 2.04. Each request for Warehousing Loans or Swingline Loans shall be deemed to be a representation by NCMC that (i) no Event of Default or Unmatured Event of Default has occurred or will exist upon the making of the requested Warehousing Loans or Swingline Loans and
      (ii) the representations and warranties contained in Section 3 hereof, in
      Section 5 of the Pledge and Security Agreement, in Section 4 of the Servicing Security Agreement, and in Section 15 of the Guaranty are true and correct with the same force and effect as if made on and as of the date of such request.

            (d) Refinancing of Swingline Loans.

                  (i) PERMITTED REFINANCINGS OF SWINGLINE LOANS. USBNA, at any
            time in its sole and absolute discretion, may, upon notice given to each other Lender by not later than 2:00 P.M. (Minneapolis time) on any Business Day, request that each Lender (including USBNA) make a Warehousing Loan in an amount equal to its Pro Rata Share of a portion of the aggregate unpaid principal amount of any outstanding Swingline Loans for the purpose of refinancing such Swingline Loans. Such Warehousing Loans shall be made as Eurodollar Advances, unless NCMC specifies otherwise.

                  (ii) MANDATORY REFINANCINGS OF SWINGLINE LOANS. Not later than
            2:00 P.M. (Minneapolis time) at least on a weekly basis, USBNA will notify each other Lender of the aggregate amount of Swingline Loans which are then outstanding and the amount of Warehousing Loans required to be made by each Lender (including USBNA) to refinance such outstanding Swingline Loans (which shall be in the amount of each Lender's Pro Rata Share of such outstanding Swingline Loans). Such Warehousing Loans shall be made as Eurodollar Advances, unless NCMC specifies otherwise.

                  (iii) LENDERS' OBLIGATION TO FUND REFINANCINGS OF SWINGLINE
            LOANS. Upon the giving of notice by USBNA under Section 2.01(d)(i) or 2.01(d)(ii), each Lender (including USBNA) shall make a Warehousing Loan in an amount equal to its Pro Rata Share of the aggregate principal amount of Swingline Loans to be refinanced, and provide proceeds of such Warehousing Loans, in Immediately Available Funds, by not later than 3:00 P.M. (Minneapolis time) on the date such notice was received; PROVIDED, HOWEVER, that a Lender shall not be obligated to make any such Warehousing Loan unless (A) USBNA believed in good faith that all conditions to making the subject Swingline Loan were satisfied at the time such Swingline Loan was made, or (B) if the conditions to such Swingline Loan were not satisfied, such Lender had actual knowledge, by receipt of the statements furnished to it pursuant to Section 4.01 or otherwise, that any such condition had not been satisfied and failed to notify USBNA in a writing received by USBNA prior to the time it made such Swingline Loan that USBNA was not authorized to make a Swingline Loan until such condition had been satisfied, or USBNA was obligated to give notice of the occurrence of an Event of Default or an Unmatured Event of Default to the Lenders pursuant to Section 7.08 and failed to do so, or (C) any conditions to the making of such Swingline Loan that were not satisfied had been waived in writing by the Required Lenders prior to or at the time such Swingline Loan was made. The proceeds of Warehousing Loans made pursuant to the preceding sentence shall be paid to USBNA (and not to NCMC) and applied to the payment of principal of the outstanding Swingline Loans, and the Borrowers authorize the Agent to charge the Collateral Account or any other account (other than escrow or custodial accounts) maintained by either Borrower with the Agent (up to the amount available therein) in order to immediately pay USBNA the principal amount of such Swingline Loans to the extent Warehousing Loans made by the Lenders are not sufficient to repay in full the principal of the outstanding Swingline Loans requested or required to be refinanced. Upon the making of a Warehousing Loan by a Lender pursuant to this Section 2.01(d)(iii), the amount so funded shall become due under such Lender's Note and the outstanding principal amount of the Swingline Loans shall be correspondingly reduced. If any portion of any Warehousing Loan made by the Lenders pursuant to this Section 2.01(d)(iii) should be recovered by or on behalf of any Borrower from USBNA in bankruptcy or otherwise, the loss of the amount so recovered shall be ratably shared among all the Lenders in the manner contemplated by Section 7.11. Each Lender's obligation to make Warehousing Loans referred to in this
            Section 2.01(d) shall, subject to the proviso to the first sentence of this Section 2.01(d)(iii), be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (1) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against USBNA, the Borrowers or anyone else for any reason whatsoever; (2) the occurrence or continuance of a Default or an Event of Default; (3) any adverse change in the condition (financial or otherwise) of either Borrower or the Guarantor; (4) any breach of this Agreement by either Borrower, the Agent or any Lender; or (5) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; PROVIDED, that in no event shall a Lender be obligated to make a Warehousing Loan if, after giving effect thereto, the outstanding principal balance of such Lender's Note would exceed its Commitment Amount.

            (e) NOTES. Warehousing Loans made by each Lender shall be evidenced by the Borrowers' promissory note in the form of Exhibit F (each, together with any promissory note subsequently executed and delivered by the Borrowers to evidence any Lender's Loans, a "Note"), which shall be made payable to the order of such Lender in an amount equal to such Lender's Commitment Amount, shall be dated the Effective Date and shall mature on the Termination Date. USBNA's Note shall also evidence the Swingline Loans made by it hereunder. The aggregate amount of the Warehousing Loans made by a Lender and, in the case of USBNA, Swingline Loans, less all repayments of principal thereof shall be the principal amount owing and unpaid on such Lender's Note. The principal amount of each Loan made by a Lender and all principal payments and prepayments thereof may be noted by such Lender on a schedule attached to its Note and shall be entered by such Lender on its ledgers and computer records. The failure of any Lender to make such notations or entries shall not affect the principal amount owing and unpaid on its Note. The entries made by a Lender on its ledgers and computer records and any notations made by a Lender on any such schedule annexed to its Note shall be presumed to be accurate until the contrary is established.

            (f) PAYMENT AND PREPAYMENT OF WAREHOUSING LOANS AND SWINGLINE LOANS. The Borrowers shall pay the principal of the Warehousing Loans and Swingline Loans as follows:

                  (i) MANDATORY PAYMENTS. The entire unpaid principal balance of each Lender's Note shall be due and payable on the Termination Date.

                  (ii) MANDATORY PREPAYMENTS. If, at any time, the aggregate principal amount of all Loans outstanding exceeds the Borrowing Base, the Borrowers shall immediately either (A) pledge additional Mortgage Loans with a Warehousing Collateral Value not less than the amount of such excess to the Agent for the benefit of the Lenders pursuant to the Pledge and Security

            Agreement, or (B) make principal prepayments of the Notes in an aggregate amount equal to the amount of such excess, which amount shall be paid to the Agent and distributed (y) first, to USBNA as a prepayment on the outstanding principal balance of any Swingline Loans and (z) after repayment in full of any Swingline Loans, to the Lenders ratably on the basis of each Lender's Pro Rata Share. In addition, all Swingline Loans shall also be prepayable on demand therefor by USBNA.

                  (iii) OPTIONAL PREPAYMENTS. The Borrowers shall have the right to prepay, without penalty, the outstanding principal balance of the Notes in whole or in part at any time and from time to time, each such principal prepayment to be paid to the Agent and distributed
            (A) first, to USBNA as a prepayment on the outstanding principal balance of any Swingline Loans and (B) after repayment in full of any Swingline Loans, to the Lenders ratably on the basis of each Lender's Pro Rata Share.

                  (iv) CONFIRMATION. NCMC shall promptly send the Agent a
            Confirmation of Borrowing/Paydown/Conversion confirming any payment or prepayment of principal made on the Notes.

            (g) TERMINATION AND REDUCTION OF THE COMMITMENTS.

                  (i) NCMC may, at any time, upon not less than thirty (30)
            days' prior written notice to the Agent, a copy of which shall be promptly provided by the Agent to each Lender, reduce the aggregate Commitment Amounts, with any such reduction in a minimum amount of $10,000,000, or, if more, in an integral multiple of $5,000,000 in excess thereof; PROVIDED, that NCMC may not reduce the aggregate Commitment Amounts below the aggregate principal amount of outstanding Loans. NCMC may, upon not less than thirty (30) days' prior written notice to the Agent, a copy of which shall be promptly provided by the Agent to each Lender, terminate the Commitments in their entirety. Upon termination of the Commitments pursuant to this
            Section 2.01(g), the Borrowers shall pay to the Agent the aggregate amount of all outstanding Loans, all accrued and unpaid interest thereon, any unpaid fees accrued to the date of such termination and all other unpaid obligations of the Borrowers to the Lenders in respect of their Commitments hereunder.

                  (ii) Notwithstanding the foregoing, any termination of the
            Commitments pursuant to Section 6.02 shall supersede any notice of termination or reduction under this Section 2.01(g). Once the Commitments have been terminated or reduced, they may not be reinstated.

            (h) FACILITY FEES. The Borrowers shall pay each Lender a facility fee on the average daily amount of such Lender's Commitment Amount, whether used or unused, payable monthly in arrears on the fifth Business Day of each month in an amount equal to one-quarter of one percent (0.25%) per annum.

            (i) USE OF PROCEEDS. Except as otherwise provided in Section 2.01(d) with respect to refinancing Swingline Loans, the proceeds of the Swingline Loans and the Warehousing Loans shall be used to make, originate or acquire Mortgage Loans, to finance Mortgage Loans previously made, originated or acquired or, in the case of Warehousing Loans made on the Effective Date, to repay in full the Existing Warehousing Loans.

            (j) COMMITMENT FEES. The Borrowers shall pay to each Lender on the Effective Date in consideration of its Commitment a commitment fee in an amount equal to the product of such Lender's Commitment Amount multiplied by the applicable percentage set forth on Schedule 2.01(j) as such Lender's "Effective Date Fee Percentage."

      2.02 INTEREST ON THE NOTE; BALANCES DEFICIENCY FEES; CONTINUATIONS AND CONVERSIONS.

            (a) INTEREST RATES; BALANCES DEFICIENCY FEES. The Borrowers will pay each Lender monthly in arrears on the third Business Day of each month interest on the unpaid principal balance of each Advance of such Lender from time to time outstanding as follows:

                  (i) with respect to Balance Funded Rate Advances, at the per annum rate of 1.625% (the "Fixed Rate"); PROVIDED, that if for any Balance Calculation Period the average daily Reserve-Adjusted Balances maintained by the Borrowers with any Lender are less than an amount equal to the average daily aggregate unpaid principal balance of the Balance Funded Rate Advances owed to such Lender during such Balance Calculation Period (such deficiency being herein referred to as the "Balances Deficiency"), the Borrowers will pay such Lender a fee (the "Balances Deficiency Fee") for said Balance Calculation Period on the Balances Deficiency at a per annum rate equal to 1.625% below the average daily Prime Rate in effect during said Balance Calculation Period; and PROVIDED FURTHER, that if for any Balance Calculation Period the weighted average Reserve-Adjusted Balances maintained by the Borrowers with any Lender exceed the weighted average daily aggregate unpaid principal balance of the Balance Funded Rate Advances owed to such Lender during such Balance Calculation Period (such excess being herein referred to as the "Balances Surplus"), then such Balances Surplus, or, if the Borrowers and such Lender shall so agree, the charges reduction benefit for such Balances Surplus (as determined by such Lender), may be carried forward and applied to succeeding Balance Calculation Periods (but not to any Balance Calculation Period occurring in any subsequent calendar year);

                  (ii) with respect to Prime Rate Advances, the Prime Rate PLUS the Applicable Margin, as adjusted automatically on and as of the effective date of any change in the Prime Rate;

                  (iii) with respect to Eurodollar Advances, the Adjusted
            Eurodollar Rate PLUS the Applicable Margin, as adjusted automatically on and as of the effective date of any change in the Adjusted Eurodollar Rate; and

                  (iv) with respect to any Obligations not paid when due (A)
            consisting of Balance Funded Rate Advances, a rate per annum equal to the Fixed Rate PLUS 2.0%, and (B) consisting of other Obligations, a rate per annum equal to the Prime Rate PLUS the Applicable Margin PLUS 2.0% for the period from the date such Obligations were due until the same are paid.

            (b) PAYMENT OF INTEREST AND FEES. The Agent shall use its best efforts to provide the Borrowers with a statement for interest on the Notes, the facility fees with respect to the Commitments and the collateral handling fees with respect to Mortgage Loans pledged under the Pledge and Security Agreement, in each case accrued through the last day of each calendar month, on or before the third Business Day of the next succeeding calendar month, but shall have no liability to the Borrowers for its failure to do so. Interest on the Notes, facility fees and collateral handling fees accrued through the last day of each calendar month shall be due and payable on the second Business Day after the date the Borrowers receive such statement from the Agent; PROVIDED, that interest payable at the rates provided for in Section 2.02(a)(iv) shall be payable on demand. Any Balances Deficiency Fee payable hereunder shall be due and payable quarterly after each Balance Calculation Period within two
      (2) Business Days after receipt by the Borrowers from any Lender of a statement therefor (a copy of which shall be provided to the Agent) containing the calculations made to determine such Balances Deficiency Fee, which statement shall be conclusive absent manifest error.

            (c) DESIGNATION AND CONVERSIONS OF OUTSTANDING ADVANCES. Subject to the terms and conditions of this Agreement, NCMC shall designate, on any Borrowing Date, all or portions of the Warehousing Loans or Swingline Loans to be made on such Borrowing Date as one or more Balance Funded Rate Advances, Prime Rate Advances or Eurodollar Advances. Any portion of an outstanding Loan not designated as a Balance Funded Rate Advance or a Prime Rate Advance shall be funded as a Eurodollar Advance. Thereafter, subject to the terms and conditions of this Agreement, NCMC shall have the option to convert all or any portion of any outstanding Advance consisting of Warehousing Loans or Swingline Loans into Advances of another type (i.e., Balance Funded Rate Advances, Prime Rate Advances or Eurodollar Advances); PROVIDED, HOWEVER, that (i) no Advance may be requested as or converted into a Eurodollar Advance or, without the written consent of the Lender to which it is owed (a copy of which shall be provided to the Agent), a Balance Funded Rate Advance if an Event of Default or Unmatured Event of Default has occurred and is continuing on the proposed date of conversion, and (ii) no Advance owed to any Lender may be requested as or converted into a Balance Funded Rate Advance without the prior consent of such Lender, which shall be confirmed to the Agent in writing by such Lender, if the Reserve-Adjusted Balances maintained by the Borrowers at such Lender are less than the aggregate amount of Balance Funded Rate Advances owed to such Lender, after giving effect to such conversion. NCMC shall provide the Agent with telephonic notice of each proposed conversion not later than 1:00 P.M. (Minneapolis time) on the date of any conversion, which notice shall set forth the proposed date therefor. Each such notice shall specify (A) the amount to be converted, and (B) the date for the conversion. Any notice given by NCMC under this Section 2.02(c) shall be irrevocable. NCMC shall promptly confirm any such proposed conversion by delivering to the Agent a duly completed and executed Confirmation of Borrowing/Paydown/Conversion. The Agent shall notify each Lender affected by such proposed conversion by not later than 2:00 P.M. (Minneapolis time) on the date it receives such notice of the Advances of such Lender being converted and the types of Advances into which such Advances are being converted.

            (d) AGENT'S FEES. The Borrowers shall pay to the Agent fees in accordance with the terms of a letter dated May 23, 2001 as the same may be amended, supplemented, restated or replaced from time to time.

      2.03 PAYMENTS AND COMPUTATIONS.

            (a) PAYMENTS. All payments and prepayments by the Borrowers of principal of and interest on each Note and all fees, expenses and other obligations under this Agreement shall be made in Immediately Available Funds to the Agent not later than 2:00 p.m. (Minneapolis time) on the dates called for under this Agreement, at the main office of the Agent in Minneapolis. Funds received after such hour shall be deemed to have been received by the Agent on the next Business Day. The Borrowers irrevocably authorize the Agent to charge the Collateral Account or any other account of either Borrower (other than escrow or custodial accounts) maintained with the Agent in an amount equal to any such payment or permitted prepayment of principal, interest, fees, expenses and other Obligations then due and payable by the Borrowers to the Lenders or the Agent under this Agreement and the other Loan Documents, as the case may be.

            (b) COMPUTATIONS. Balances Deficiency Fees, facility fees and interest on each Note shall be computed on the basis of actual days elapsed and a year of 360 days.

      2.04 SETOFF. Whenever an Event of Default shall have occurred and be continuing, the Borrowers hereby irrevocably authorize each Lender to set off the Obligations owed to such Lender against all deposits and credits of the Borrowers with, and any and all claims of the Borrowers against, such Lender, excluding deposits of the Borrowers with such Lender which the Borrowers hold in escrow or in trust for the benefit of third parties, whether or not the Obligations owed to such Lender, or any part thereof, shall be then due. No Lender shall, except as otherwise set forth in the Loan Documents, have any right to set off the Obligations owed to such Lender against any such deposits or credits except during the continuance of an Event of Default.

      2.05 INCREASED CAPITAL REQUIREMENTS. In the event that, as a result of any Regulatory Change, compliance by any Lender with any applicable law or governmental rule, requirement, regulation, guideline or order (whether or not having the force of law) regarding capital adequacy has the effect of reducing the rate of return on such Lender's capital as a consequence of such Lender's Commitment or amounts outstanding under such Lender's Note to a level below that which such Lender would have achieved but for such compliance (taking into consideration such Lender's policies with respect to capital adequacy), then from time to time the Borrowers shall pay to such Lender, within thirty
(30) days after written demand by such Lender, such additional amount or amounts as will compensate such Lender for such reduction; PROVIDED, that the Borrowers shall not be obligated to pay any such additional amount (a) unless such Lender shall first have notified the Borrowers in writing that it intends to seek such compensation pursuant to this Section 2.05, or (b) to the extent such additional amount is attributable to the period ending 91 days prior to the date of the first such notice with respect to such Regulatory Change (the "Excluded Period"), except to the extent any amount is attributable to the Excluded Period as a result of the retroactive application of the applicable Regulatory Change. A certificate, which shall be conclusive absent manifest error, as to the amount of any such reduction (including calculations in reasonable detail showing how such Lender computed such reduction and a statement that such Lender has not allocated to its Commitment or amounts outstanding under its Note a proportionately greater amount of such reduction than is attributable to each of its other commitments to lend or to each of its other outstanding credit extensions that are affected similarly by such compliance by such Lender, whether or not such Lender allocates any portion of such reduction to such other commitments or credit extensions) shall be furnished promptly by such Lender to the Borrowers.

      2.06 PROVISIONS RELATING TO EURODOLLAR ADVANCES AND BALANCE FUNDED RATE ADVANCES.

            (a) INTEREST RATE NOT ASCERTAINABLE, ETC. If, on the date for determining the Adjusted Eurodollar Rate in respect of any Eurodollar Advance, any Lender determines (which determination shall be conclusive and binding absent manifest error) that the Adjusted Eurodollar Rate will not adequately and fairly reflect the cost to such Lender of funding such Eurodollar Advance, then such Lender shall notify the Agent, and the Agent shall notify the Borrowers, of such determination, whereupon the obligation of such Lender to make, or to convert any Advances to, Eurodollar Advances shall be suspended until such Lender notifies the Agent, and the Agent notifies the Borrowers, that the circumstances giving rise to such suspension no longer exist. Outstanding Eurodollar Advances owed to such Lender shall thereupon automatically be converted to Prime Rate Advances.

            (b) INCREASED COST. If, after the date hereof, any Regulatory Change or compliance with any request or directive (whether or not having the force of law) of any governmental authority, central bank or comparable agency:

                  (i) shall subject any Lender to any tax, duty or other charge with respect to Balance Funded Rate Advances or Eurodollar Advances, its Note, or its obligation to make Balance Funded Rate Advances or Eurodollar Advances, or shall change the basis of taxation of payment to such Lender of the principal of or interest on Balance Funded Rate Advances or Eurodollar Advances or any other amounts due under this Agreement in respect of Balance Funded Rate Advances or Eurodollar Advances or its obligation to make Balance Funded Rate Advances or Eurodollar Advances (except for changes in the rate of tax on the overall net income of such Lender imposed by the laws of the United States or any jurisdiction in which such Lender's principal office is located); or

                  (ii) shall impose, modify or deem applicable any reserve,
            special deposit, capital requirement or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any such requirement to the extent included in calculating the Adjusted Eurodollar Rate) against assets of, deposits with or for the account of, or credit extended by, any Lender or shall impose on any Lender or on the interbank Eurodollar market any other condition affecting Balance Funded Rate Advances or Eurodollar Advances, such Lender's Note, or its obligation to make Balance Funded Rate Advances or Eurodollar Advances;

and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining any Balance Funded Rate Advance or Eurodollar Advance, or to reduce the amount of any sum received or receivable by such Lender under this Agreement or under its Note, then, within thirty (30) days after written demand by such Lender, the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction; PROVIDED, that the Borrowers shall not be obligated to pay any such additional amount (i) unless such Lender shall first have notified the Borrowers in writing that it intends to seek such compensation pursuant to this Section 2.06(b), or
(ii) to the extent such additional amount is attributable to the period ending 91 days prior to the date of the first such notice with respect to such Regulatory Change (the "Excluded Period"), except to the extent any amount is attributable to the Excluded Period as a result of the retroactive application of the applicable Regulatory Change. A certificate of any Lender claiming compensation under this Section 2.06(b), setting forth the additional amount or amounts to be paid to it hereunder and stating in reasonable detail the basis for the charge and the method of computation, shall be conclusive absent manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods. Failure on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable with respect to any period shall not constitute a waiver of such Lender's rights to demand compensation for any increased costs or reduction in amounts received or receivable in any subsequent period.

      (c) ILLEGALITY. If, after the date of this Agreement, the adoption of, or any change in, any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for such Lender to make, maintain or fund Balance Funded Rate Advances or Eurodollar Advances, such Lender shall notify the Borrowers and the Agent, whereupon the obligation of such Lender to make or convert Advances into Balance Funded Rate Advances or Eurodollar Advances, shall be suspended until such Lender notifies the Borrowers and the Agent that the circumstances giving rise to such suspension no longer exist. If any Lender determines that it may not lawfully continue to maintain any Balance Funded Rate Advances or Eurodollar Advances, all of the affected Advances shall be automatically converted to Prime Rate Advances as of the date of such Lender's notice.

      SECTION III. REPRESENTATIONS AND WARRANTIES. In order to induce the Lenders to enter into this Agreement and to make and maintain the Loans hereunder, each of the Borrowers make the following representations and warranties to the Lenders with respect to such Borrower and its affiliates and subsidiaries, where applicable, effective on and as of the Signing Date, the Effective Date and each Borrowing Date:

      3.01 FORMATION; POWERS; GOOD STANDING; SUBSIDIARIES; AGENCY STATUS.

            (a) FORMATION AND POWERS. NCFC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, NCMC is a corporation duly organized, validly existing and in good standing under the laws of the State of California, NCCC is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and each of NCFC, NCMC and NCCC has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into and perform each Loan Document to which it is or will be a party and to carry out the transactions contemplated thereby.

            (b) GOOD STANDING. Each of NCFC, NCMC and NCCC is in good standing wherever necessary to carry on its business and operations, except in jurisdictions in which the failure to be in good standing would not preclude it from enforcing its rights with respect to any material asset or expose it to any material liability.

            (c) SUBSIDIARIES, JOINT VENTURES AND PARTNERSHIPS. As of the Signing Date, neither NCFC, NCMC nor NCCC has any Subsidiaries other than those listed on Schedule 3.01. Neither NCFC, NCMC, NCCC nor any of their Subsidiaries is a member of any joint venture or partnership other than a strategic alliance with Persons in which the Borrowers have made Investments of the types permitted pursuant to Sections 4.10(i) and 4.10(j).

      3.02 AUTHORIZATION; NO CONFLICT; GOVERNMENTAL CONSENTS; BINDING EFFECT.

            (a) AUTHORIZATION OF BORROWING. The execution, delivery and performance by each of NCFC, NCMC and NCCC of each Loan Document to which it is or will become a party, the carrying out of the transactions contemplated thereby, and the issuance, delivery and payment of the Notes have been duly authorized by all necessary corporate action by each of them.

            (b) NO CONFLICT. The execution, delivery and performance by each of NCFC, NCMC and NCCC of each Loan Document to which it is or will be a party, the carrying out of the transactions contemplated thereby, and the issuance, delivery and payment of the Notes do not and will not (i) violate any provision of law applicable to it, its articles or certificate of incorporation or bylaws or any order, judgment or decree of any court or other agency of government binding on it, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any of its contractual obligations, (iii) result in or require the creation or imposition of any Lien, charge or encumbrance of any nature whatsoever upon any of its properties or assets except the

      Liens granted to the Agent for the benefit of the Lenders under the Pledge and Security Agreement or (iv) require any approval of shareholders or any approval or consent of any Person under any of its contractual obligations other than approvals or consents which have been obtained.

            (c) GOVERNMENTAL CONSENTS. The execution, delivery and performance by each of NCFC, NCMC and NCCC of, and the validity and enforceability of, each Loan Document to which it is or will be a party, the carrying out of the transactions contemplated thereby, and the issuance, delivery and payment of the Notes do not and will not require any registration with, consent or approval of, or notice to, or other action of, with or by, any Federal, state or other governmental authority or regulatory body or other Person except those that have been obtained. Any registration with, consent or approval of or other action by any federal, state or other governmental authority or regulatory body or other Person which has been obtained and has been disclosed in writing to the Lenders shall remain in effect and shall not be modified except as may be approved in writing by the Agent, which approval shall not be unreasonably withheld.

            (d) BINDING OBLIGATIONS. Each of the Loan Documents to which it is a party is, and each of the Loan Documents to which it will be a party will be, the legally valid and binding obligations of each of NCFC, NCMC and NCCC, and each of the Loan Documents has been or will be duly executed, and is or will be enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally.

      3.03 FINANCIAL CONDITION. NCFC has heretofore delivered to the Lenders its audited consolidated balance sheet as at December 31, 2000, its unaudited consolidated balance sheet as at March 31, 2001, and the related audited and unaudited, as the case may be, statements of income, shareholders' equity and cash flow for the periods then ended. NCMC has heretofore delivered to the Lenders its audited consolidated balance sheet as at December 31, 2000, its unaudited consolidated balance sheet as at March 31, 2001, and the related audited and unaudited, as the case may be, statements of income, shareholder's equity and cash flow for the periods then ended. Such financial statements have been prepared in accordance with GAAP and fairly present the consolidated financial condition of NCFC and NCMC as of the dates indicated and the results of their operations and cash flow for the periods indicated. As of the Signing Date, neither NCFC nor NCMC has any material contingent obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment, which is not reflected in the foregoing financial statements or in the notes thereto.

      3.04 TITLE TO PROPERTY; LIENS. NCFC and NCMC each has good, sufficient and legal title to all the properties and assets reflected in the balance sheets dated as at March 31, 2001 referred to in Section 3.03 and all assets held by NCFC and NCMC on the Signing Date but acquired subsequent to the date of such balance sheet, except for assets disposed of in the ordinary course of business. All such properties and assets are free and clear of Liens, except as permitted hereunder. The grants of security interests pursuant to the Pledge and Security Agreement and the Servicing Security Agreement create valid security interests in the property subject thereto and the Liens on the Collateral created by the Pledge and Security Agreement and the Servicing Security Agreement will be first priority Liens thereon, free and clear of any other Liens except as permitted hereunder.

      3.05 LITIGATION; ADVERSE FACTS. Except as set forth in Schedule 3.05, there is no action, suit, proceeding or arbitration at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending or, to the knowledge of NCFC, NCMC, NCCC or any of their Subsidiaries, threatened against or affecting NCFC, NCMC or NCCC or any of their respective properties that would, if decided in a manner adverse to it, result in any material adverse change in its business, operations, properties, assets or condition (financial or otherwise) or would materially adversely affect its ability to perform its obligations under each Loan Document to which it is or will be a party, and there is no basis known to it for any action, suit or proceeding which would have such an effect. None of NCFC, NCMC or NCCC is (a) in violation of any applicable law if such violation materially adversely affects or may materially adversely affect its business, operations, properties, assets or condition (financial or otherwise) or (b) subject to or in violation of any final judgment, writ, injunction, decree, rule or regulation of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which could have a material adverse effect on its business, operations, properties, assets or condition (financial or otherwise). There is no action, suit, proceeding or investigation pending or, to the knowledge of NCFC, NCMC or NCCC, threatened against or affecting NCFC, NCMC or NCCC, whic h questions the validity or the enforceability of any Loan Document.

      3.06 OTHER AGREEMENTS; PERFORMANCE.

            (a) AGREEMENTS. None of NCFC, NCMC or NCCC is a party to or subject to any contractual obligation or charter or other internal restriction materially adversely affecting its business, operations, properties, assets or condition (financial or otherwise).

            (b) PERFORMANCE. None of NCFC, NCMC or NCCC is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its material contractual obligations, and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a material adverse effect on its business, properties, assets, operations or condition (financial or otherwise). To the best knowledge of NCFC, NCMC and NCCC, the other parties to any of the contractual obligations of NCFC, NCMC or NCCC are not in default thereunder, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a material adverse effect on its business, operations, properties, assets or condition (financial or otherwise).

      3.07 USE OF PROCEEDS. All proceeds of the Loans will be used only in accordance with Section 2.01(i). No part of the proceeds of the Loans will be used by the Borrowers to purchase or carry any margin stock (as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System (or any successor thereto)) or to extend credit to any other Person for the purpose of purchasing or carrying any margin stock.

      3.08 TAXES. Each of NCFC, NCMC and NCCC has filed all tax returns required to be filed by it, and has paid all taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those contested in good faith by appropriate proceedings for which adequate reserves in conformity with GAAP have been provided. No material tax Liens have been filed and, to their knowledge, no material claims or assessments are being asserted or will be asserted with respect to any such taxes or other charges.

      3.09 ERISA. Each Plan is in substantial compliance with all applicable requirements of ERISA and the Code and with all material applicable rulings and regulations issued under the provisions of ERISA and the Code setting forth those requirements. No Reportable Event has occurred and is continuing with respect to any Plan. All of the minimum funding standards applicable to such Plans have been satisfied and there exists no event or condition which would reasonably be expected to result in the institution of proceedings to terminate any Plan under Section 4042 of ERISA. With respect to each Plan subject to Title IV of ERISA, as of the most recent valuation date for such Plan, the present value (determined on the basis of reasonable assumptions employed by the independent actuary for such Plan and previously furnished in writing to the Lenders) of such Plan's projected benefit obligations did not exceed the fair market value of such Plan's assets. Neither the Borrowers nor any ERISA Affiliate are required to make contributions to any Multiemployer Plan.

      3.10 GOVERNMENTAL REGULATION. None of NCFC, NCMC, NCCC nor any of their Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, the Investment Company Act of 1940 or any federal or state statute or regulation limiting its ability to incur Indebtedness for money borrowed.

      3.11 INDEBTEDNESS. As of the Signing Date, none of NCFC, NCMC, NCCC nor any of their Subsidiaries has any Indebtedness outstanding except the Indebtedness permitted pursuant to Section 4.08.

      3.12 NO MATERIAL ADVERSE EVENT. Since December 31, 2000, neither the business, operations, properties, assets nor condition (financial or otherwise) of NCFC, NCMC or NCCC or their Subsidiaries have been affected in any material adverse way as the result of any Material Adverse Event, including, without limitation, fire, explosion, accident, act of God, strike, lockout, flood, drought, storm, earthquake, or combination of workmen or other labor disturbance, riot, activity of armed forces or of the public enemy, embargo or nationalization, condemnation, requisition or taking of property, or cancellation or modification of contracts, by any domestic or foreign government or any instrumentality or agency thereof.

      3.13 LICENSES AND PERMITS. Each of NCFC, NCMC, NCCC and their Subsidiaries has all federal, state and local licenses and permits required to be maintained in connection with and material to the current operation of its businesses, and all such licenses and permits are valid and fully effective.

      3.14 GUARANTEES. As of the Signing Date, none of NCFC, NCMC, NCCC nor any of their Subsidiaries has made, or is liable in respect of, any Guarantee, other than the Guaranty and Guarantees permitted pursuant to Section 4.11.

      3.15 ACCURACY AND COMPLETENESS OF INFORMATION. No representation or warranty of NCFC, NCMC, NCCC or any of their Subsidiaries contained in this Agreement or the other Loan Documents, no representation or warranty contained in any other document, certificate or written statement furnished to the Agent or any Lender by NCFC, NCMC, NCCC or any of their Subsidiaries for use in connection with the transactions contemplated by the Loan Documents and no representation or warranty contained in any other document, certificate or written statement furnished to the Agent or any Lender by or on behalf of any other Person for use in connection with the transactions contemplated by the Loan Documents, contains any untrue statement of a material fact or omits to state a material fact (known to it in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not materially misleading. There is no fact known to NCFC, NCMC or NCCC (other than matters of a general economic nature) which materially adversely affects the business, operations, property, assets or condition (financial or otherwise) of NCFC, NCMC, NCCC or their Subsidiaries which has not been disclosed herein or in such other documents, certificates and statements furnished to the Agent or any Lender for use in connection with the transactions contemplated hereby.

      SECTION IV. COVENANTS OF THE BORROWERS. So long as the Commitments are in effect and thereafter so long as any Obligation shall remain unpaid, the Borrowers covenant that, unless the Lenders shall otherwise consent in writing, they will perform and will cause NCFC and its affiliates and subsidiaries, where applicable, to perform all of the covenants set forth in this Section 4.

      4.01 FINANCIAL STATEMENTS AND OTHER REPORTS. NCFC, NCMC and NCCC will each maintain, and cause its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices such as to permit the preparation of financial statements in accordance with GAAP and furnish or cause to be furnished to each Lender:

            (a) as soon as available and in any event within thirty (30) days after the end of each calendar month, a copy of the unaudited financial statements of NCFC (on a consolidated and a consolidating basis) and NCMC as at the end of such month, consisting of at least a balance sheet and the related statements of income, shareholders' equity and cash flow of NCFC and NCMC for such month and from the beginning of the then current fiscal year of NCFC and NCMC to the end of such month, setting forth in each case in comparative form the figures for the corresponding date or period of the previous fiscal year, all in reasonable detail, and certified by the chief financial officer of NCFC as being complete and correct in all material respects and fairly presenting NCFC's and NCMC's financial condition, results of operations and cash flows, subject to changes resulting from normal year-end adjustments;

            (b) as soon as available and in any event within ninety (90) days after the end of each fiscal year, financial statements of NCFC (on a consolidated and a consolidating basis) and NCMC, consisting of at least a balance sheet as at the end of such fiscal year and the related statement of income, shareholders' equity and cash flow for such fiscal year of NCFC and NCMC, setting forth in each case in comparative form the corresponding figures as of the end of and for the previous fiscal year, all in reasonable detail, accompanied by a report thereon of the accounting firm of KPMG LLC or other independent certified public accountants selected by NCFC and reasonably satisfactory to the Agent, which report shall be unqualified and shall state that such financial statements present fairly the financial condition of NCFC and NCMC as at the date indicated and the results of their operations for the periods indicated in conformity with GAAP applied on a basis consistent with prior fiscal years (except as otherwise required by GAAP and stated therein) and that the examination of such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards, accompanied by a letter from such accounting firm addressed to the Lenders acknowledging that the Lenders are extending credit in reliance on such statements and authorizing such reliance, and also by any management letters to NCFC and NCMC or their respective board of directors furnished by such accounting firm in connection with its audit of NCFC's and NCMC's consolidated financial statements;

            (c) with the financial statements furnished pursuant to Section 4.01(a) for each calendar month:

                  (i) a certificate signed by the chief financial officer of
            NCFC and a certificate signed by the chief financial officer of NCMC, each stating that to the best of the respective chief financial officer's knowledge, after due inquiry, there exists no Event of Default or Unmatured Event of Default, or, if such Event of Default or Unmatured Event of Default exists, stating the nature thereof, the period of existence thereof, and what action NCFC or NCMC proposes to take with respect thereto;

                  (ii) a properly completed Compliance/Borrowing Base
            Certificate as of the end of such month;

                  (iii) a servicing/delinquency report showing with respect to the Eligible Servicing Portfolio: the number of Mortgage Notes (including Mortgage Notes backing Mortgage-backed Securities) included therein, the total outstanding principal amount thereof, Investor type, weighted average coupon, delinquency status and foreclosure experience; and

                  (iv) such additional information concerning the Eligible
            Servicing Portfolio and such selective detail by segments and categories thereof as may from time to time be reasonably requested by any Lender.

            (d) within five (5) calendar days after the end of each (i) semi-monthly period (for the purposes of this paragraph (d)), with respect to the Agent, and (ii) month, with respect to all the Lenders, an inventory/pipeline position report showing with respect to each Take-Out
      Commitment: the type, Investor type, expiration date, price, interest rate and/or required yield, the original amount or aggregate amount thereof and the portions thereof that have been utilized and the portions thereof that remain available, future contracts, hedged positions, repurchase agreements and profit and loss, indicating the number of Mortgage Notes owned by the Borrowers, the aggregate principal balance thereof and the warehouse and pipeline balances (for purposes of this clause (d),

      "inventory" means Mortgage Notes owned by the Borrowers which have been fully funded or with respect to which the Borrowers have paid the full purchase price and "pipeline" means the Mortgage Notes (or applications for Mortgages) as to which the Borrowers have made either firm or floating price quotes to purchase or fund but which have not been purchased or funded by the Borrowers), together with copies of any new Take-Out Commitments issued to or entered into by the Borrowers during such week or month, as the case may be;

            (e) within five (5) Business Days after any officer of any Borrower has knowledge of their occurrence, notice of each of the following events:

                  (i) the commencement of any action, suit, proceeding or
            arbitration against NCFC or any Subsidiary of NCFC, or any material development in any action, suit, proceeding or arbitration pending or threatened against NCFC or any such Subsidiary, (A) in which the aggregate uninsured amount claimed is more than $500,000, (B) which would, if decided in a manner adverse to NCFC or such Subsidiary, constitute a Material Adverse Event or (C) which relates to this Agreement or any document executed pursuant hereto or any transaction financed or to be financed in whole or in part directly or indirectly with the proceeds of the Loans made pursuant hereto;

                  (ii) any Event of Default or Unmatured Event of Default and
            what actions, if any, the Borrowers are taking or contemplate taking in regard thereto;

                  (iii) any notice from any Investor that it intends to put
            either Borrower on probation or that it will cease purchasing Mortgage Loans from such Borrower or that it will cease permitting such Borrower to service Mortgage Notes owned, sold or guaranteed by it;

                  (iv) the occurrence of any default (however denominated)
            under, the termination of, or the receipt by the Borrowers of a notice of non-renewal of, any credit, gestation repurchase or other financing facility of NCFC, NCMC or NCCC (A) with SBRC or any similar counterparty reasonably satisfactory to the Agent or (B) under which there is Indebtedness or other obligations in an amount in excess of $100,000 outstanding; and

                  (v) notice of any other Material Adverse Event, including any material adverse development which occurs in any litigation, arbitration or governmental investigation or proceeding previously disclosed by the Borrowers to the Lenders;

            (f) within ten (10) Business Days following each Company Securitization Transaction or other issuance of Mortgage-backed Securities by NCFC or any Subsidiary, a copy of the due diligence report prepared in connection with such issuance by KPMG LLC or other independent certified public accountants selected by NCFC or such Subsidiary and reasonably satisfactory to the Agent;

            (g) prior to the end of each fiscal year, final annual budgets, forecasts and pro-forma cash flow projections developed by NCFC, NCMC and NCCC for their next succeeding fiscal year;

            (h) as soon as available and in any event within thirty (30) days after the end of each fiscal quarter of the Borrowers, management reports containing such information with respect to each Junior Securitization Interest owned by either Borrower or an Affiliate of either Borrower, and the related Company Securitization Transaction, as the Agent may request, including, without limitation, information concerning reserve account balances, cash receipts, prepayment and credit loss experience, REO inventory status and loss projections, and relevant gain on sale assumptions;

            (i) as soon as available, copies of all financial statements, reports and returns sent to NCFC's stockholders and copies of all regular, periodic, or special reports which NCFC, NCMC or NCCC are or may be required to file with any governmental department, bureau, commission or agency or which NCFC, NCMC or NCCC send to their respective stockholders;

            (j) simultaneously with any request to the Agent to approve a new Investor, notice of the identity of such Investor, and promptly upon the request of any Lender, additional information concerning any such proposed Investor; and

            (k) from time to time, such other information regarding the business, operations, affairs and financial condition of NCFC, NCMC or NCCC as any Lender may reasonably request.

      4.02 CORPORATE EXISTENCE. NCFC, NCMC and NCCC will each (a) maintain its corporate existence in good standing under the laws of the jurisdiction of its incorporation and (b) its right to carry on its business and operations in each jurisdiction in which the character of the properties owned or leased by it or the business conducted by it makes such qualification necessary and the failure to be in good standing would preclude NCFC, NCMC or NCCC from enforcing its rights with respect to any material assets or expose NCFC, NCMC or NCCC to any material liability.

      4.03 COMPLIANCE WITH LAWS, TAXES, ETC. NCFC, NCMC and NCCC will each comply in all material respects with all applicable laws, rules, regulations and orders (including without limitation Regulations T, U and X of the Board of Governors of the Federal Reserve System), the failure to be in compliance with which would have a materially adverse effect on the financial condition of NCFC, NCMC or NCCC. Such compliance shall include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith by appropriate proceedings and for which any reserves required by GAAP have been established. In the event NCFC, NCMC or NCCC fails to satisfy its obligations under this Section 4.03 as to taxes, assessments and governmental charges, the Lenders may but are not obligated to satisfy such obligations in whole or in part and any payments made and expenses incurred in doing so shall constitute Obligations, shall bear interest at the rate set forth in Section 2.02(a)(iv) from the date incurred and shall be paid or reimbursed by the Borrowers on demand.

      4.04 ERISA. NCFC, NCMC and NCCC will each maintain, and cause each ERISA Affiliate to maintain, each Plan in compliance with all material applicable requirements of ERISA and of the Code and with all applicable rulings and regulations issued under the provisions of ERISA and of the Code and will not and not permit any of the ERISA Affiliates to (a) engage in any transaction in connection with which any Borrower or any of the ERISA Affiliates would be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, in each case in an amount exceeding $10,000, or (b) fail to make full payment when due of all amounts which, under the provisions of any Plan, NCFC, NCMC, NCCC or any ERISA Affiliate is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency (as such term is defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived with respect to any Plan in an aggregate amount exceeding $10,000. NCFC, NCMC and NCCC will not permit, and will not allow any ERISA Affiliate to permit, any event to occur or condition to exist which would permit any Plan to terminate under any circumstances which would cause the Lien provided for in Section 4068 of ERISA to attach to any assets of NCFC, NCMC, NCCC or any Subsidiary of the Borrowers; and NCFC, NCMC and NCCC will not permit, as of the most recent valuation date for any Plan subject to Title IV of ERISA, the present value (determined on the basis of reasonable assumptions employed by the independent actuary for such Plan and previously furnished in writing to the Lenders) of such Plan's projected benefit obligations to exceed the fair market value of such Plan's assets. NCFC, NCMC and NCCC will not, and will not permit any ERISA Affiliate to, become a party to any Multiemployer Plan.

      4.05 ASSETS AND INSURANCE. NCFC, NCMC and NCCC will each maintain in full force and effect (a) an adequate errors and omissions insurance policy, (b) such other insurance coverage by financially sound and respectable insurers, on all properties of a character usually insured by organizations engaged in the same or similar business (including, without limitation, all real property covered by Mortgages to the extent normally required by prudent mortgagees) against loss or damage of a kind customarily insured against by such organizations, (c) adequate public liability insurance against tort claims which may be asserted against NCFC, NCMC or NCCC and (d) a mortgage bankers blanket bond insurance policy in at least the amount customarily maintained by organizations engaged in the same or similar business and under similar circumstances as NCFC, NCMC or NCCC.

      4.06 INSPECTION, VISITATION, ETC. NCFC, NCMC and NCCC will each permit, and will cause its Subsidiaries to permit, any Person designated by any Lender in writing, at such Lender's expense, to visit and inspect any of the properties, corporate books and financial records of NCFC, NCMC, NCCC or such Subsidiaries and discuss its affairs and finances with the principal officers of NCFC, NCMC, NCCC or such Subsidiaries and their independent public accountants, all at such times as any such Lender shall reasonably request.

      4.07 FURTHER ASSURANCES. NCFC, NCMC and NCCC will each take all such further actions and execute all such further documents and instruments as the Agent may at any time reasonably determine in its sole discretion to be necessary or advisable to further carry out and consummate the transactions contemplated by the Loan Documents and to perfect or protect the Liens granted to the Agent for the benefit of the Lenders under any Loan Document.

      4.08 INDEBTEDNESS. NCFC, NCMC and NCCC will not, and will not permit any of their Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

            (a) the Obligations;

            (b) current liabilities not more than ninety (90) days overdue, unless contested in good faith by appropriate proceedings and any reserves required by GAAP have been established, incurred by NCFC, NCMC or NCCC in the ordinary course of business otherwise than for money borrowed;

            (c) Indebtedness incurred to finance the purchase of equipment and secured solely by Liens on such equipment, in an aggregate amount not to exceed $10,000,000;

            (d) Indebtedness incurred to finance Junior Securitization Interests which Indebtedness is secured only by such Junior Securitization Interests, PROVIDED, that such Indebtedness does not exceed 50% of the value of such Junior Securitization Interests determined in accordance with GAAP;

            (e) intercompany Indebtedness of NCFC to NCMC or NCCC in an aggregate amount not to exceed $1,000,000;

            (f) intercompany Indebtedness of NCMC or NCCC to NCFC incurred in the ordinary course of business;

            (g) obligations under gestation repurchase agreements or similar arrangements of the type described in Section 4.09(f);

            (h) Subordinated Debt;

            (i) Indebtedness incurred by NCMC or NCCC in connection with the Salomon REO Agreement in an aggregate amount not to exceed $3,000,000; and

            (j) intercompany Indebtedness between NCMC and NCCC incurred in the ordinary course of business.

      4.09 LIENS. NCFC, NCMC and NCCC will not, and will not permit any of their Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien with respect to any property now owned or hereafter acquired by NCFC, NCMC or NCCC, or any income or profits therefrom, except:

            (a) the security interests granted to the Agent for the benefit of the Lenders, U.S. Bancorp Leasing & Financial, successor in interest to FBS Business Finance Corp. (with respect to obligations described in Section 4.08(c)) and USBNA (with respect to obligations described in
      Section 4.08(h)) under the Loan Documents;

            (b) Liens in connection with deposits or pledges to secure payment of workers' compensation, unemployment insurance, old age pensions or other social security obligations, in the ordinary course of business of NCFC, NCMC or NCCC;

            (c) Liens for taxes, fees, assessments and governmental charges not delinquent or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP;

            (d) encumbrances consisting of zoning regulations, easements, rights of way, survey exceptions and other similar restrictions on the use of real property and minor irregularities in title thereto which do not materially impair their use in the operation of its business;

            (e) Liens on equipment arising under any capitalized lease obligation or other purchase money Liens on equipment acquired after the Signing Date to secure Indebtedness permitted pursuant to Section 4.08(c);

            (f) Liens incurred in connection with gestation repurchase agreements or similar arrangements, including, without limitation, (i) arrangements under which NCFC or its Subsidiaries are required to repurchase Mortgage-backed Securities or Mortgage Loans from any Lender or other counterparty reasonably satisfactory to the Agent, or (ii) credit facilities structured as loan and security agreements; PROVIDED, that (x) such gestation repurchase agreements or similar arrangements are not used to fund Wet Mortgage Loans, and (y) such gestation repurchase agreements or similar arrangements are entered into in the ordinary course of business in contemplation of the subsequent non-recourse sale of such Mortgage-backed Securities or Mortgage Loans;

            (g) Liens on Junior Securitization Interests which secure Indebtedness permitted by Section 4.08(d);

            (h) Liens arising under Hedging Arrangements;

            (i) a pledge of the stock of REO Sub to SBRC pursuant to the Salomon REO Agreement; and

            (j) a pledge of the stock of NC Residual II Corporation to Financial Securities Assurance Corporation.

      4.10 INVESTMENTS. NCFC, NCMC and NCCC will not, and will not permit any of their Subsidiaries to, directly or indirectly, make or own any Investment, except Investments in:

            (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

            (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or Moody's Investors Service, Inc.;

            (c) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or Moody's Investors Service, Inc.;

            (d) in the case of NCFC, other consumer debt obligations originated or acquired by NCFC in the ordinary course of NCFC's business, in the case of NCMC, Mortgage Loans originated or acquired by NCMC in the ordinary course of NCMC's business, and in the case of NCCC, Mortgage Loans acquired from NCMC in the ordinary course of NCCC's business;

            (e) certificates of deposits or bankers acceptances issued by any of the Lenders or any other commercial bank organized under the laws of the United States or any State thereof and having a combined capital and surplus of at least $500,000,000, or by United States offices of foreign banks having the highest rating obtainable from a nationally recognized rating agency, in each case maturing within one year from the date of acquisition thereof;

            (f) Investments in mutual funds that invest substantially all of their assets in Investments of the types described in subsections (a),
      (b), (c) and (e) of this Section 4.10;

            (g) the capital stock of any Subsidiary (subject to the limitations set forth in Sections 4.12 and 4.17);

            (h) in the case of NCMC and NCCC, loans to NCFC in an aggregate amount not to exceed $1,000,000;

            (i) direct equity investments made by either Borrower, to the extent no Event of Default or Unmatured Event of Default has occurred and is continuing, or would occur as a result thereof, in or loans to Persons in the mortgage origination business, in an aggregate amount not to exceed $2,500,000;

            (j) Investments made or to be made by NCMC, in an amount not to exceed $1,250,000 in the aggregate, and a guaranty made by NCFC, pursuant to a Strategic Alliance Agreement by and among NCMC, Qualified Financial Services, Inc., a Colorado corporation, Qualified Financial Services, Inc., a California corporation, Simon Mundy, an individual, and David V.V. Thais, an individual;

            (k) Investments arising under Hedging Arrangements;

            (l) in the case of NCFC, loans to NCMC and NCCC; and

            (m) intercompany Indebtedness between NCMC and NCCC incurred in the ordinary course of business.

      4.11 GUARANTEES. NCFC, NCMC and NCCC will not, and will not permit any of their Subsidiaries to, directly or indirectly, create or become or be liable with respect to any Guarantee, other than:

            (a) the Guaranty;

            (b) Guarantees by NCFC of Indebtedness of the Borrowers secured by liens described in Section 4.09(e), in an amount not to exceed $7,500,000;

            (c) Guarantees by NCFC of NCMC's and NCCC's obligations relating to
      (i) Indebtedness permitted by Sections 4.08(d) and 4.08(g), or (ii) the Strategic Alliance Agreement described in Section 4.10(j); and

            (d) Guarantees by NCMC of the obligations of NCCC or Residual Finance Subsidiaries in respect of Indebtedness permitted by Sections 4.08(d) and 4.08(g).

      4.12 RESTRICTION ON FUNDAMENTAL CHANGES. NCFC, NCMC and NCCC will not, and will not permit any of their Subsidiaries to, engage in any business activities or operations substantially different from or unrelated to those in which NCFC, NCMC and NCCC were engaged on the Signing Date, enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any of its assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all the business or property of, or stock or other evidence of beneficial ownership of, any Person, except:

            (a) NCFC, NCMC or NCCC may sell or otherwise dispose of property in the ordinary course of business, provided such sales do not include all or substantially all of the assets of NCFC, NCMC or NCCC;

            (b) NCFC and its Subsidiaries other than NCMC may engage in any business involving the origination, acquisition, servicing or sale of consumer Indebtedness;

            (c) the Borrowers may transfer REO with a book value not to exceed $6,000,000 at any time to REO Sub, provided that the Agent's security interest, if any, for the benefit of the Lenders in the related Mortgage Loan has been released in accordance with the Pledge and Security Agreement and no Eligible Servicing Receivables (as defined in Exhibit E) relating thereto are included in the Borrowing Base; and

            (d) NCMC may transfer to NCCC (i) Mortgage Loans, PROVIDED, that such Mortgage Loans are subject to the security interest created under the Pledge and Security Agreement prior to such transfer, but will be released from such security interest, and the Warehousing Loans will be repaid with the proceeds of Indebtedness incurred by NCCC of the type described in
      Section 4.08(g), simultaneously with such transfer, (ii) Junior Securitization Interests, and (iii) fixed assets used in the operation of NCCC.

      4.13 RESTRICTED PAYMENTS. NCFC and NCMC will not make any Restricted Payments, other than (a) dividends paid by NCFC on its Series 1998A Convertible Preferred Stock and its Series 1999A Convertible Preferred Stock in an aggregate amount not to exceed $3,000,000 per annum, and (b) dividends paid by NCMC to NCFC to enable NCFC to pay such dividends in an amount not to exceed $3,000,000 per annum; PROVIDED, that in each case both before and after giving effect to such dividends, NCFC and NCMC are in compliance with the covenants set forth in
Section 4 of this Agreement and no Event of Default or Unmatured Event of Default has occurred and is continuing.

      4.14 NET WORTH. NCFC will at all times during each fiscal year maintain Tangible Net Worth of not less than (a) the greater of (i) $130,000,000 or (ii) eighty-five percent (85%) of the Tangible Net Worth at the end of its most recently completed fiscal year (or, in the case of the Tangible Net Worth at the end of any fiscal year, its prior fiscal year) PLUS (b) ninety percent (90%) of capital contributions made during such fiscal year PLUS (c) fifty percent (50%) of positive year-to-date net income. NCMC will at all times during each fiscal year maintain Tangible Net Worth of not less than (a) the greater of (i) $85,000,000 or (ii) eighty-five percent (85%) of the Tangible Net Worth at the end of its most recently completed fiscal year (or, in the case of the Tangible Net Worth at the end of any fiscal year, its prior fiscal year) PLUS (b) ninety percent (90%) of capital contributions made during such fiscal year PLUS (c) fifty percent (50%) of positive year-to-date net income. NCCC will at all times during each fiscal year maintain Tangible Net Worth of not less than $1.00.

      4.15 MINIMUM LIQUIDITY. NCMC will not permit the sum of (a) Cash PLUS (b) the lesser of the Borrowing Base and the sum of the Commitment Amounts MINUS, in either case, the outstanding principal balance of all Loans, PLUS (c) the lesser of eighty percent (80%) of the receivables related to the sale or transfer of NCMC's or NCCC's interest in any Servicing Contract or $5,000,000, to (i) be less than $10,000,000 as of the end of any month or (ii) remain less than $10,000,000 for more than ten (10) calendar days after giving effect to any mandatory prepayment of principal (or the equivalent) under any Residual Financing Agreement.

      4.16 LEVERAGE RATIO. NCFC will not permit (i) the Quarterly Average Leverage Ratio for any period of measurement to be greater than 10.0 to 1.0,
(ii) the Daily Leverage Ratio on any date to be greater than 15.0 to 1.0, or
(iii) the Adjusted Leverage Ratio as of the last day of each fiscal quarter to be greater than 12.0 to 1.0. NCMC will not permit the Leverage Ratio of NCMC to be greater than 8.0 to 1.0 as of the last day of each fiscal quarter of NCMC.

      4.17 SUBSIDIARIES. (a) NCFC will not create or acquire any Subsidiaries other than (i) NCMC, (ii) the Subsidiaries listed on Schedule 3.01 hereto, (iii) Residual Finance Subsidiaries, and (iv) Subsidiaries engaged solely in any business involving the origination, acquisition, servicing and sale of consumer obligations, and (b) the Borrowers will not create or acquire any Subsidiaries other than (i) the Subsidiaries listed on Schedule 3.01 hereto, (ii) Residual Finance Subsidiaries, and (iii) Subsidiaries acquired as a result of Investments permitted pursuant to Section 4.10(j).

      4.18 AFFILIATE TRANSACTIONS. NCFC, NCMC and NCCC will not, and will not permit any of their Subsidiaries to, enter into any transaction with an Affiliate of NCFC, NCMC or NCCC, except:

            (a) transactions in the ordinary course of business on terms no less favorable to NCFC, NCMC or NCCC than those that would be obtained in an arm's-length transaction;

            (b) Indebtedness described in Sections 4.08(e) and 4.08(j);

            (c) guaranties of Indebtedness described in Section 4.11;

            (d) transfers of assets by NCMC to NCCC and REO Sub as described in Sections 4.12(c) and 4.12(d); and

            (e) transfers by NCMC and NCCC of Junior Securitization Interests to Residual Finance Subsidiaries.

      4.19 ESCROW IMBALANCES. The Borrowers will, no later than five (5) Business Days after learning (from any source) of any material imbalance in any escrow account, fully and completely correct and eliminate such imbalance.

      4.20 INCONSISTENT AGREEMENTS. NCFC, NCMC and NCCC will not, and will not permit any of their Subsidiaries to, directly or indirectly, enter into any agreement containing any provision which would be violated or breached by any extension of credit to the Borrowers hereunder or by the performance by NCFC, NCMC or NCCC of their respective obligations hereunder or under any other Loan Document.

      4.21 CLOSING PROCEDURES. NCMC will provide closing instructions to each Closing Agent (as defined in the Pledge and Security Agreement) which (a) require, in connection with Mortgage Loans tablefunded by NCMC, that (i) the Mortgage Note evidencing each such Mortgage Loan shall be endorsed to NCMC, (ii) the assignment of the applicable Mortgage to NCMC shall be recorded simultaneously with but separate from the related Mortgage and (iii) the Mortgage Note evidencing each such Mortgage Loan and other related loan documents shall be delivered to NCMC promptly upon the closing of such Mortgage Loan, and (b) in the case of Mortgage Loans funded by a wire transfer of funds from the Wet Funding Wire Clearing Account (as defined in the Pledge and Security Agreement) in accordance with Section 4.01(b)(ii) of the Pledge and Security Agreement, contain a statement substantially in the form set forth in Exhibit H. NCMC shall review for accuracy and completeness each Mortgage Note, Mortgage, assignment and other document evidencing or securing each Mortgage Loan originated or purchased by NCMC.

      4.22 UNDERWRITING. All Mortgage Loans pledged to the Agent, for the benefit of the Lenders, pursuant to the Pledge and Security Agreement will conform with, and will be assigned a Risk Rating in accordance with, the Underwriting Guidelines. NCMC shall not make any material change in the Underwriting Guidelines and shall review the Underwriting Guidelines periodically to confirm that they are being complied with in all material respects and are adequate to meet NCMC's business objectives.

      4.23 INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Unmatured Event of Default if such action is taken or condition exists.

        SECTION V.  CONDITIONS PRECEDENT.

      5.01 CONDITIONS PRECEDENT TO EFFECTIVENESS. The several obligations of the Lenders to make the initial Warehousing Loans and the effectiveness of this Agreement are subject to the satisfaction on or before the Effective Date of each and every one of the following conditions:

            (a) The following documents, certificates and opinion, each in form and substance satisfactory to the Lenders and their counsel, shall have been delivered to the Agent:

                  (i) the Notes, duly executed by the Borrowers;

                  (ii) a reaffirmation of the Pledge and Security Agreement, substantially in the form of Exhibit C hereto, duly executed by the Borrowers;

                  (iii) a reaffirmation of the Servicing Security Agreement, substantially in the form of Exhibit D hereto, duly executed by the Borrowers;

                  (iv) a reaffirmation of the Guaranty, substantially in the form of Exhibit G hereto, duly executed by NCFC;

                  (v) completed responses to requests for information or other evidence satisfactory to the Agent that the financing statements and other instruments delivered to the Agent pursuant to the Existing Credit Agreement have been filed in all appropriate filing offices and that such filed financing statements perfect a first priority security interest in favor of the Agent for the benefit of the Lenders in the property described therein;

                  (vi) copies of the resolutions of the Boards of Directors of
            NCFC, NCMC and NCCC certified by the respective Secretary or Assistant Secretary of each of them, authorizing the execution, delivery and performance of each Loan Document to which it is or will be a party and the other matters contemplated hereby;

                  (vii) a certificate signed by the Secretary or an Assistant
            Secretary of each of NCFC, NCMC and NCCC certifying (A) as to the names, incumbency and true signatures of the respective persons authorized to execute and deliver each Loan Document to which it is or will be a party and any other instrument or agreement hereunder and under any other Loan Documents and (B) that the Agent and the Lenders may conclusively rely on such certificate until the Agent shall have received a further certification of its Secretary or an Assistant

            Secretary canceling or amending such certificate and submitting the names, incumbency and signatures of the officers named in such further certificate;

                  (viii) copies of the Articles or Certificate of Incorporation of each of NCFC, NCMC and NCCC with all amendments thereto, certified by the appropriate governmental official of the jurisdiction of its respective incorporation;

                  (ix) certificates of good standing for each of NCFC, NCMC and
            NCCC in the jurisdiction of its incorporation and certificates of good standing for the Borrowers in each of the jurisdictions in which the Borrowers are required to be qualified to do business, certified by the appropriate governmental officials as of a date not more than 45 days prior to the Closing Date;

                  (x) a certificate of the Secretary or an Assistant Secretary of each of NCFC, NCMC and NCCC certifying to true and correct copies of its respective bylaws, as amended to the Effective Date;

                  (xi) the favorable written opinions of Stergios Theologides, counsel to NCFC, NCMC and NCCC, addressed to the Lenders, as to the matters and effect set forth in Exhibit I;

                  (xii) a certificate of the Secretary or Assistant Secretary of each Borrower in the form set forth as Exhibit J;

                  (xiii) financing statements and other instruments required by the Agent to create and perfect the security interests granted under the Pledge and Security Agreement and Servicing Security Agreement; and

                  (xiv) an Acknowledgment of Exiting Lender, substantially in the form of Exhibit K-1 hereto, duly executed by each Exiting Lender other than Washington Mutual Bank, FA, formerly known as Bank United, and an Acknowledgment of Exiting Lender, substantially in the form of Exhibit K-2 hereto, duly executed by Washington Mutual Bank, FA, formerly known as Bank United.

            (b) The fees required to be paid pursuant to Section 2.01(j) shall have been paid.

            (c) The requirements of Section 5.02 shall have been satisfied.

      5.02 CONDITIONS PRECEDENT TO ALL LOANS. The obligation of each Lender to make each Loan (including the initial Loan) is subject to the satisfaction of each and every of the following additional conditions:

            (a) the Agent shall have received a timely and properly completed notice under Section 2.01(c);

            (b) there shall not have been any Regulatory Change after the Signing Date which would render the transactions contemplated hereby unlawful or which would impose a cost on or increase the cost to such Lender for making or maintaining its Loans or which would reduce any amount payable to such Lender under this Agreement or its Note or Notes;

            (c) no Event of Default or Unmatured Event of Default shall have occurred and be continuing or will exist upon making the requested Loan;

            (d) all the representations and warranties set forth in Section 3 of this Agreement, in Section 5 of the Pledge and Security Agreement, in
      Section 4 of the Servicing Security Agreement and in Section 15 of the Guaranty shall be true and correct in all material respects as though made on and as of the applicable Borrowing Date;

            (e) no material adverse change in, or development likely to have a material adverse effect on, the business, operations, properties, assets or condition (financial or otherwise) of NCFC, NCMC or NCCC shall have occurred and no occurrence or event which is likely to have a material adverse effect on the rights and remedies of the Lenders or the ability of NCFC, NCMC or NCCC to perform its respective obligations to the Lenders shall have occurred;

            (f) the delivery to the Agent of such other documents and opinions of counsel, including such documents as may be necessary or desirable to perfect or maintain the priority of any Lien granted or intended to be granted hereunder or otherwise and including favorable written opinions of counsel with respect thereto, as the Agent may reasonably request; and

            (g) the requested Loan is permitted under Section 2.01.

      SECTION VI. EVENTS OF DEFAULT; REMEDIES.

      6.01 EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an Event of Default:

            (a) the Borrowers shall fail to make when due, whether by acceleration of maturity or otherwise, any payment of principal of any Note, or shall fail to pay within five (5) calendar days after the same becomes due, whether by acceleration of maturity or otherwise, any payment of interest on any Note or any fee or other amount required to be paid to the Agent or any Lender pursuant to this Agreement or any other Loan Document; or

            (b) any representation or warranty made or deemed made by the Borrowers in this Agreement or by NCFC, NCMC or NCCC in any other Loan Documents or in any certificate, statement, report or document furnished to the Agent or the Lenders pursuant to or in connection with any Loan Document shall be untrue or misleading in any material respect on the date as of which the facts set forth are stated or certified or deemed stated or certified; or

            (c) the Borrowers shall fail to comply with any agreement, covenant, condition, provision or term contained in the Pledge and Security Agreement, in the Servicing Security Agreement or in Section 4.02(a), 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.20, 4.21 or
      4.22, or shall fail to comply with any agreement, covenant, condition, provision or term contained in Section 4.02(b) or 4.04 and such failure shall not be remedied within ten (10) calendar days after an executive officer of any Borrower shall have become aware of such failure to comply; or

            (d) NCFC, NCMC, NCCC or NCRC shall fail to comply with any other agreement, covenant, condition, provision or term contained in this Agreement or any other Loan Document then in effect (other than those hereinabove set forth in this Section 6.01) and such failure to comply is not remedied within thirty (30) days after the earliest of (i) the date the Agent has given the Borrowers written notice of the occurrence thereof, (ii) the date the Borrowers give notice of such failure to the Agent or (iii) the date the Borrowers should have given such notice of such failure to the Agent pursuant to Section 4.01(e)(ii); or

            (e) any creditor or representative of any creditor of NCFC, NCMC or NCCC shall become entitled to declare any Indebtedness in the amount of $250,000 or more owing on any bond, debenture, note or other evidence of Indebtedness for borrowed money to be due and payable prior to its expressed maturity, whether or not such Indebtedness is actually declared to be immediately due and payable, or any such Indebtedness becomes due and payable prior to its expressed maturity by reason of any default by NCFC, NCMC or NCCC in the performance or observance of any obligation or condition and such default shall not have been effectively waived or shall not have been cured within any grace period allowed therefor or any such Indebtedness shall have become due by its terms and shall not have been promptly paid or extended; or

            (f) NCFC, NCMC or NCCC shall become insolvent or shall generally not, or shall admit in writing its inability to, pay its debts as they mature or shall apply for, shall consent to, or shall acquiesce in the appointment of a custodian, trustee or receiver of NCFC, NCMC or NCCC or for a substantial part of the property thereof or, in the absence of such application, consent or acquiescence, a custodian, trustee or receiver shall be appointed for NCFC, NCMC or NCCC or for a substantial part of the property thereof and shall not be discharged within sixty (60) days, or NCFC, NCMC or NCCC shall make an assignment for the benefit of creditors; or

            (g) any bankruptcy, reorganization, debt arrangement or other proceeding under any bankruptcy or insolvency law shall be instituted by or against NCFC, NCMC or NCCC, and, if instituted against NCFC, NCMC or NCCC, shall have been consented to or acquiesced in by NCFC, NCMC or NCCC, or shall remain undismissed for sixty (60) days, or an order for relief shall have been entered against NCFC, NCMC or NCCC; or

            (h) any dissolution or liquidation proceeding shall be instituted by or against NCFC, NCMC or NCCC and, if instituted against NCFC, NCMC or NCCC, shall be consented to or acquiesced in by NCFC, NCMC or NCCC or shall remain undismissed for sixty (60) days; or

            (i) a judgment or judgments for the payment of money in excess of the sum of $500,000 in the aggregate shall be rendered against NCFC, NCMC or NCCC and either (i) the judgment creditor executes on such judgment or
      (ii) such judgment remains unpaid or undischarged for more than sixty
      (60) days from the date of entry thereof or such longer period during which execution of such judgment shall be stayed during an appeal from such judgment; or

            (j) any execution or attachment shall be issued whereby any substantial part of the property of NCFC, NCMC, NCCC or any of their Subsidiaries shall be taken or attempted to be taken and the same shall not have been vacated or stayed within thirty (30) days after the issuance thereof; or

            (k) the Pledge and Security Agreement, the Servicing Security Agreement, the Residual Security Agreement or the Guaranty shall, at any time, cease to be in full force and effect or shall be judicially declared null and void, or the validity or enforceability thereof shall be contested by NCFC, NCMC, NCCC or any of their Subsidiaries, or the Agent for the benefit of the Lenders shall cease to have a valid and perfected security interest having the priority contemplated under the Pledge and Security Agreement, the Servicing Security Agreement or the Residual Security Agreement in any part of the Collateral described therein, other than by action or inaction of the Agent, unless the Borrowers shall, within two (2) Business Days after the earlier of the date they receive notice of any such cessation under the Pledge and Security Agreement from the Agent or the date an officer of any Borrower has knowledge thereof, repay the outstanding Loans in an amount sufficient to reduce the aggregate outstanding principal balance of the Loans to the aggregate Warehousing Collateral Value of the Collateral; or

            (l) a Change of Control shall occur.

      6.02 REMEDIES. If (a) any Event of Default described in Section 6.01(f),
(g) or (h) shall occur, the Commitments shall automatically terminate and the Obligations shall automatically become immediately due and payable, and thereafter the Required Lenders may direct the Agent to attempt to enforce its rights under any one or more of the Loan Documents; or (b) any other Event of Default shall occur and be continuing, then, the Required Lenders may do any or all of the following: (i) declare the Commitments terminated, whereupon the Commitments shall be terminated, (ii) declare the Obligations to be forthwith due and payable, whereupon the Obligations shall immediately become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in any other Loan Document to the contrary notwithstanding, and (iii) direct the Agent to attempt to enforce its rights under any one or more of the Loan Documents.

      SECTION VII. THE AGENT.

      7.01 APPOINTMENT AND AUTHORIZATION. Each Lender appoints and authorizes the Agent to take such actions as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Neither the Agent nor any of its directors, officers or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, WHETHER OR NOT AMOUNTING TO SIMPLE NEGLIGENCE, except for its or their own gross negligence or willful misconduct; PROVIDED, HOWEVER, that the Agent shall be protected in acting or refraining from acting upon the instruction of the requisite Lenders under
Section 8.05; and PROVIDED FURTHER, that the Agent shall not be required to take any action that exposes it to personal liability or is contrary to any Loan Document or applicable law. The Agent shall act as an independent contractor in performing its obligations as the Agent hereunder and under the other Loan Documents and nothing herein contained shall be deemed to create a fiduciary relationship among or between the Agent, the Borrowers or the Lenders.

      7.02 NOTE HOLDERS. The Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with it signed by such payee.

      7.03 CONSULTATION WITH COUNSEL. The Agent may consult with legal counsel selected by it and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

      7.04 DOCUMENTS. The Agent shall not be under a duty to examine into or pass upon the validity, effectiveness, genuineness or value of the Notes, the other Loan Documents or any other instrument or document furnished pursuant thereto or thereunder. The Agent makes no representation or warranty to any Lender, nor shall the Agent be responsible for any representations, warranties or statements made in connection with this Agreement or any other Loan Document. The Agent shall be entitled to assume that this Agreement and the other Loan Documents are valid, effective and genuine and what they purport to be. The Agent (a) shall execute and deliver the Pledge and Security Agreement, whereupon each provision thereof which is contemplated to be binding upon the Lenders shall be binding upon the Lenders and each of them; and (b) shall not waive, amend or otherwise modify any provision of the Pledge and Security Agreement without the written consent of the Lenders required pursuant to Section 8.05.

      7.05 AGENT AND AFFILIATES. With respect to its Commitments and the Loans made by it in its capacity as a Lender, the entity that is the Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not the Agent, and the entity that is the Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrowers or any Subsidiary as if it were not the Agent.

      7.06 ACTION BY AGENT. The Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, or with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this Agreement and the other Loan Documents. The Agent shall incur no liability under or in respect of this Agreement or any of the other Loan Documents by acting upon any notice, consent, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment, or which may seem to it to be necessary or desirable in the premises. The Agent may employ agents and attorneys-in-fact in carrying out its responsibilities under the Loan Documents, and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact as long as the Agent was not grossly negligent in selecting or directing such agents or attorneys-in-fact, EVEN IF SUCH SELECTION AMOUNTED TO SIMPLE NEGLIGENCE.

      7.07 CREDIT ANALYSIS. Each Lender has made, and shall continue to make, its own independent investigation or evaluation of the business, operations, property, assets and condition (financial and otherwise) of the Borrowers in connection with its Commitments and Loans and has made its own appraisal of the creditworthiness of the Borrowers. Except as explicitly provided herein, the Agent has no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect to such business, operations, property, assets, condition or creditworthiness, whether such information comes into its possession on or before the first Event of Default or at any time thereafter.

      7.08 NOTICES OF EVENT OF DEFAULT, ETC. In the event that any Lender shall have acquired actual knowledge of any Event of Default or Unmatured Event of Default, other than as a result of its receipt of financial statements delivered to it pursuant to Section 4.01, such Lender shall promptly give notice thereof to the Agent. The Agent shall, promptly upon receipt of any such notice provide a copy thereof to the other Lenders. Upon receipt from any Lender of a request that the Agent give notice to the Borrowers of the occurrence of an Event of Default or Unmatured Event of Default under Section 6, the Agent shall promptly forward such request to the other Lenders and will take such action and assert such rights under this Agreement and the other Loan Documents as the requisite Lenders under Section 8.05 Shall Direct in writing.

      7.09 INDEMNIFICATION. Each Lender agrees to indemnify the Agent (to the extent not reimbursed by the Borrowers), ratably according to its Pro Rata Share (determined under clause (e) of the definition thereof), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or the other Loan Documents or any action taken or omitted by the Agent under this Agreement or the other Loan Documents, WHETHER OR NOT THE AGENT'S SIMPLE NEGLIGENCE CAUSES THE SAME IN WHOLE OR IN PART; PROVIDED, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its Pro Rata Share (determined under clause (e) of the definition thereof) of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Loan Documents, to the extent that the Agent is not reimbursed for such expenses by the Borrowers, WHETHER OR NOT SUCH OUT-OF-POCKET EXPENSES RESULTED, IN WHOLE OR IN PART, FROM THE AGENT'S SIMPLE NEGLIGENCE; PROVIDED, that no Lender shall be liable for any portion of any such expenses resulting from the Agent's gross negligence or willful misconduct.

      7.10 PAYMENTS. All payments of principal of the Notes and all other funds received by the Agent in respect of any payments made by the Borrowers pursuant to this Agreement, the Notes or the other Loan Documents, other than payments under Sections 2.05 and 2.06, and subject to the effect of Section 7.11, shall be distributed forthwith by the Agent (in like currency and funds) to the Lenders on the date received or deemed received pursuant to Section 2.03(a), in accordance with Sections 2.02(b) in the case of payments of interest and Balances Deficiency Fees, and ratably according to each Lender's Pro Rata Share in the case of any other payment received by the Agent. If the Agent does not make any such distribution (or provide Federal Reserve Bank reference numbers for the wire transfer of the amount thereof) on the date any such payment is received or deemed received pursuant to Section 2.03(a), the Agent will pay interest to each Lender entitled to receive a portion of such distribution on the amount distributable to it at the Federal Funds Effective Rate from such date until the date such distribution is made, such interest to be payable with such distribution. Notwithstanding any of the foregoing or any other provision of this Agreement, upon and after the occurrence of an Event of Default or Unmatured Event of Default, (a) all proceeds received by the Agent from the sale or other disposition of the Collateral shall be applied in accordance with
Section 17 of the Pledge and Security Agreement or Section 5 of the Servicing Security Agreement, as applicable, and (b) all payments made by the Guarantor to the Agent under the Guaranty shall be applied in the same order of priority as is set forth in Section 17 of the Pledge and Security Agreement.

      7.11 SHARING OF PAYMENTS. Other than as provided in Section 7.10, if any Lender shall receive and retain any payment during the continuance of an Event of Default or Unmatured Event of Default, whether by setoff, application of deposit balance or security, or otherwise, in respect of the Obligations in excess of such Lender's Pro Rata Share of all payments of the Obligations, then such Lender shall purchase from the other Lenders for cash and at face value and without recourse, such participation in the Obligations held by them as shall be necessary to cause such excess payment to be shared ratably as aforesaid with each of them; PROVIDED, that if such excess payment or part thereof is thereafter recovered from such purchasing Lender, the related purchases from the other Lenders shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest. Each Lender agrees to exercise any and all rights of setoff, counterclaim or bankers' lien first fully against the Obligations, and only then to any other indebtedness of the Borrowers to such Lender.

      7.12 SUCCESSOR AGENT. The Agent may resign at any time by giving ten (10) calendar days written notice thereof to the Lenders and the Borrowers. The Required Lenders may remove the Agent at any time with or without cause by notifying the Agent and the Borrowers in writing. In addition, the Lenders with an aggregate Pro Rata Share (determined under clause (a) of the definition thereof) of 66 2/3% may at any time, if such Lenders determine, in the reasonable exercise of their judgment, that the Agent is not handling the Collateral in accordance with accepted industry practices, appoint a custodian to perform the Agent's responsibilities under the Pledge and Security Agreement and, with respect to the Collateral and the determination of the Borrowing Base, hereunder. Upon any such resignation or removal, the Required Lenders or, in the case of a removal pursuant to the preceding sentence, the removing Lenders shall have the right to appoint a successor Agent, which successor Agent shall (unless an Event of Default has then occurred and is continuing) be reasonably acceptable to the Borrowers. Upon any determination by the Lenders under the second preceding sentence to appoint a custodian, the Lenders making such determination shall have the right to appoint a custodian, which custodian shall (unless an Event of Default has then occurred and is continuing) be reasonably acceptable to the Borrowers. If no successor Agent shall have been so appointed and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of its resignation or the removal of the Agent, then the retiring Agent may, on behalf of the Lenders, appoint an Agent or custodian which shall be a Lender or a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $100,000,000 and which shall (unless an Event of Default has occurred and is continuing) be reasonably acceptable to the Borrowers. Any such resignation or removal shall be effective upon the appointment of a successor Agent. Upon the acceptance of any appointment as the Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations, under this Agreement and the other Loan Documents. After any retiring Agent's resignation or removal hereunder as the Agent, the provisions of this Section 7 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was acting as the Agent under this Agreement and any other Loan Document.

      7.13 INSPECTION. The Lenders and their agents, accountants, attorneys and auditors will be permitted during normal business hours at any time and from time to time upon reasonable notice to examine (to the extent permitted by applicable law) the files, documents, records and other papers in the possession or under the control of the Agent relating to any or all Collateral and to make copies thereof. Any such examination will be at the cost and expense of the Lender conducting such examination.

      7.14 NOTICE OF NEW INVESTORS. The Agent shall use reasonable efforts to provide prompt notice to each Lender (which notice may be telephonic) of its approval of any new Investor after May 23, 2001; PROVIDED, HOWEVER, that the Agent shall have no liability to any Lender or other Person for its failure to provide the notice described in this Section 7.14.

      SECTION VIII. MISCELLANEOUS.

      8.01 WAIVER. No failure on the part of the Agent or the Lenders to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege under this Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein and in the other Loan Documents are cumulative and not exclusive of any remedies provided by law.

      8.02 NOTICES. Except as otherwise specifically provided for herein, all notices and other communications provided for herein shall be in writing (including teletransmission communication) and, unless otherwise required herein or by law, shall be teletransmitted, mailed or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party, at such other address as shall be designated by such party in a notice to the other parties in accordance with this Section
8.02. All notices and other communications hereunder shall be effective when transmitted by telex or telecopier, delivered or, in the case of a mailed notice or notice sent by overnight courier, upon receipt thereof as conclusively evidenced by the signed receipt therefor, in each case given or addressed as aforesaid except that notices to the Agent under the provisions of Section 2 shall not be effective until received by the Agent.

      8.03 EXPENSES; INDEMNIFICATION. The Borrowers agree to pay on demand: (a) the reasonable fees and expenses of Dorsey & Whitney LLP, special counsel to the Agent in connection with the negotiation, preparation, approval, execution and delivery of the Loan Documents, (b) the reasonable fees and expenses of counsel for the Agent in connection with any amendment, modification or waiver of any of the terms of any Loan Document and (c) all reasonable costs and expenses of the Agent and each Lender (including reasonable counsel's fees) in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes and the other Loan Documents. The Borrowers hereby agree to indemnify the Lenders and their directors, officers, agents and employees from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any investigation, litigation or other proceedings related to any use made or proposed to be made by the Borrowers of the proceeds of the Loans or the operation of the Borrowers' business, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceedings, WHETHER OR NOT SUCH OUT-OF-POCKET EXPENSES RESULTED, IN WHOLE OR IN PART, FROM THE AGENT'S OR ANY LENDER'S SIMPLE NEGLIGENCE (but excluding, for all purposes under this Section 8.03, any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

      8.04 CONFIDENTIALITY. The Agent and each Lender shall use reasonable efforts to assure that information about NCFC, NCMC, NCCC and their respective operations, affairs and financial condition, not generally disclosed to the public or to trade and other creditors, which is furnished to the Agent or such Lender, as the case may be, pursuant to the provisions hereof is used only for the purposes of this Agreement and any other relationship between the Lenders and NCFC, NCMC and NCCC and shall not be divulged to any Person other than the Agent, the Lenders, their respective Affiliates and their respective officers, directors, employees and agents, except: (a) to their attorneys and accountants,
(b) in connection with the enforcement of the rights of the Agent and the Lenders hereunder and under the other Loan Documents or otherwise in connection with applicable litigation, (c) in connection with assignments and participations and the solicitation of prospective assignees and participants referred to in the immediately preceding Section, and (d) as may otherwise be required or requested by any regulatory authority having jurisdiction over the Agent or any Lender or by any applicable law, rule, regulation or judicial process, the opinion of the applicable Lender's counsel concerning the making of such disclosure to be binding on the parties hereto. Neither the Agent nor any Lender shall incur any liability to NCFC, NCMC or NCCC by reason of any disclosure permitted by this Section 8.04.

      8.05 RELEASES, AMENDMENTS, WAIVERS, CONSENTS AND EXERCISE OF REMEDIES. Except as otherwise provided in this Section 8.05, any provision of this Agreement or any other Loan Document may be amended or modified only by an instrument or instruments in writing signed by the Required Lenders and the Borrowers. Any amendment, waiver or consent reducing any principal of, or the amount of or rate of interest on or fees with respect to the Loans or the Commitments, postponing any date fixed for the payment of any principal of, interest on or fees with respect to the Loans or Commitments, extending the Termination Date, releasing or subordinating any of the Collateral (except as provided in the Pledge and Security Agreement or the Servicing Security Agreement, as applicable), releasing the Guaranty, amending the definition of "Pro Rata Share," "Required Lenders," "Borrowing Base" or "Warehousing Collateral Value," or amending Section 2.01, this Section 8.05 or any other provision hereof specifically requiring the consent or approval or satisfaction of all of the Lenders, may only be made by an instrument or instruments in writing signed by all of the Lenders and the Borrowers. In addition to the foregoing requirements, (a) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the requisite Lenders indicated above to take such action, affect the rights or duties of the Agent under this Agreement or any Loan Document, and (b) no amendment may increase any Lender's Commitment unless it is in writing and signed by such Lender. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrowers therefrom shall in any event be effective unless the same shall be in writing and signed or consented to in writing by the requisite Lenders indicated above and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

      8.06 BINDING EFFECT; ASSIGNMENTS AND PARTICIPATIONS; TRANSFEREES; NEW LENDERS; COMMITMENT INCREASES. (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrowers may not assign their rights or obligations hereunder, under the Notes or under any other Loan Document without the prior written consent of all of the Lenders. Each Lender may (i) grant participations in any portion of its Note and its Commitment; and (ii) with the prior written consent of the Agent (except in the case of an assignment by any Lender to an Affiliate of such Lender or to another Lender), which consent shall not be unreasonably withheld, sell, assign, transfer or otherwise dispose of any portion of its Commitment (with a proportionate share of its outstanding Loans) or, if its Commitment has terminated, its outstanding Loans (each such grant of a participation or interest so sold, assigned, transferred or disposed of being herein called a "Transferred Interest") to (y) banks chartered under the laws of the United States or any State thereof or (z) insurance companies, other lenders or mutual funds ("Transferees"). Upon any assignment and delegation as contemplated in clause (ii) of the preceding sentence, (A) the Agent shall revise Schedule 1.01(b) to reflect such assignment and delegation and distribute such revised Schedule 1.01(b) to the Borrowers and the Lenders, (B) the Borrowers shall, at the request of either the assignor or assignee Lenders, execute and deliver new Notes to the assignor Lender (if it retains a Commitment following such assignment) and the assignee Lender, in the principal amount of their respective Commitments, and (C) the assignor Lender shall pay to the Agent an assignment fee in the amount of $2,500. In addition, each Lender may pledge any portion of its Note for security purposes to any Federal Reserve Bank. If a Lender makes any assignment to a Transferee, then such Transferee, to the extent of such assignment (unless otherwise provided therein), shall become a "Lender" hereunder and shall have all the rights and obligations of the Lenders hereunder, and the transferring Lender shall be released from its duties and obligations under this Agreement to the extent of such assignment. Without in any way limiting the rights of Transferees hereunder, the Borrowers agree that each Transferee shall be entitled to the benefits of Sections 2.05 and 2.06 to the extent of its Transferred Interest as if it were a "Lender" holding a Commitment in an amount equal to such Transferred Interest, and that each Transferee may exercise any and all rights of banker's lien, setoff and counterclaim available pursuant to law with respect to its Transferred Interest as fully as if such Transferee were a direct lender to the Borrowers. Notwithstanding the sale by a Lender of any participation hereunder, (i) no participant shall be deemed to be or have the rights and obligations of a Lender hereunder except as provided in the preceding sentence and (ii) no Lender shall, in connection with selling any such participation, condition such Lender's rights in connection with consenting to amendments or granting waivers concerning any matter under any Loan Document upon obtaining the consent of such participant other than on matters relating to (A) any reduction in the amount of any principal of, or the amount of or rate of interest on, any Note or Loan in which such participation is sold, (B) any postponement of the date fixed for any payment of principal of or interest on any Note or Loan, or the termination of any Commitment, in which such participation is sold, or (C) the release or subordination of any material portion of any collateral other than pursuant to the terms of any Loan Document.

      (b) From time to time, the Borrowers may agree, with the prior written consent of the Agent, to (i) permit a Lender to increase its Commitment Amount, or (ii) add a bank chartered under the laws of the United States or any State thereof, an insurance company, another lender or a mutual fund (a "New Bank") as a "Lender" under this Agreement with a Commitment, for the purpose of increasing the aggregate amount of the Commitments; PROVIDED, that upon giving effect to any such new Commitment, the Commitment Amount of the New Bank shall not be less than $10,000,000; and PROVIDED FURTHER, that the aggregate Commitment Amounts, after giving effect to any such increase, shall not exceed $400,000,000. The Borrowers and each Lender increasing its Commitment Amount or New Bank shall agree on the date as of which the increased Commitment Amount or the New Bank's Commitment Amount shall become effective, and each New Bank shall execute and deliver an instrument in the form prescribed by the Agent to evidence its agreement to be bound by this Agreement and the other Loan Documents. Upon the effective date of an increase in any Lender's Commitment Amount or inclusion of a New Bank as a "Lender" under this Agreement, the Agent shall deliver to the Company and each of the Lenders a revised Schedule 1.01(b) reflecting the revised aggregate Commitment Amounts and the Borrowers shall execute and deliver to the Lender increasing its Commitment Amount or the New Bank a Note.

      8.07 GOVERNING LAW AND CONSTRUCTION. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS. Whenever possible, each provision of this Agreement and the other Loan Documents and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective and valid under such applicable law, but, if any provision of this Agreement, the other Loan Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement, the other Loan Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto.

      8.08 CONSENT TO JURISDICTION. AT THE OPTION OF THE AGENT, THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN HENNEPIN COUNTY, MINNESOTA; AND THE BORROWERS CONSENT TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVE ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT THE BORROWERS COMMENCE ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, THE AGENT AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

      8.09 WAIVER OF JURY TRIAL. THE BORROWERS, THE AGENT AND EACH LENDER IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

      8.10 SURVIVAL OF AGREEMENT. All representations, warranties, covenants and agreement made by NCFC, NCMC or NCCC herein or in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be deemed to have been relied upon by the Lenders and shall survive the making of the Loans by the Lenders and the execution and delivery to the Agent by NCFC, NCMC and NCCC of the Loan Documents, regardless of any investigation made by or on behalf of the Lenders, and shall continue in full force and effect as long as any Obligation is outstanding and unpaid and so long as the Commitments have not been terminated; PROVIDED, HOWEVER, that the obligations of the Borrowers under Sections 2.05, 2.06 and 8.03 shall survive payment in full of the Obligations and the termination of the Commitments.

      8.11 CAPTIONS. The captions or headings herein and any table of contents hereto are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Agreement.

        8.12 ENTIRE AGREEMENT. This Agreement and the other Loan Documents embody the entire agreement and understanding between the Borrowers, the Agent and the Lenders with respect to the subject matter hereof and thereof. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. Nothing contained in this Agreement or in any other Loan Document, expressed or implied, is intended to confer upon any Persons other than the parties hereto any rights, remedies, obligations or liabilities hereunder or thereunder.

        8.13 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

      8.14 BORROWERS ACKNOWLEDGMENTS. The Borrowers hereby acknowledge that (a) they have been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents, (b) neither the Agent nor any Lender has any fiduciary relationship to either Borrower, the relationship being solely that of debtor and creditor, (c) no joint venture exists between the Borrowers, the Agent or any Lender, and (d) neither the Agent nor any Lender undertakes any responsibility to the Borrowers to review or inform the Borrowers of any matter in connection with any phase of the business or operations of the Borrowers and the Borrowers shall rely entirely upon their own judgment with respect to their business, and any review, inspection or supervision of, or information supplied to, the Borrowers by the Lenders is for the protection of the Lenders and neither the Borrowers nor any third party are entitled to rely thereon.

      8.15 EXITING LENDERS. On the applicable Exit Date, the aggregate unpaid principal amount of the Existing Warehousing Loans made by each Exiting Lender under the Existing Credit Agreement and related Note issued to such Exiting Lender thereunder or, in the case of Washington Mutual Bank, FA, formerly known as Bank United, under this Agreement and the Note issued hereunder to such Exiting Lender, together with all interest, facility fees provided for by
Section 2.01(h) of the Existing Credit Agreement or, in the case of Washington Mutual Bank, FA, formerly known as Bank United, Section 2.01(h) hereof, and other amounts, if any, payable to such Exiting Lender thereunder or hereunder as of the Exit Date (as to any Exiting Lender, its "Payoff Amount"), shall be repaid in full from the proceeds of Warehousing Loans made by the Lenders and other funds provided by the Borrowers, and the commitments of the Exiting Lenders under the Existing Credit Agreement or hereunder, as the case may be, shall terminate. The Borrowers shall give the Agent notice pursuant to Section 2.01(c) with respect to such Existing Warehousing Loans. The Agent shall distribute to each Exiting Lender by not later than 3:00 P.M. (Minneapolis time) on the Exit Date out of the proceeds of the Warehousing Loans made for such purpose, the amount required to pay such Exiting Lender's Payoff Amount in full, whereupon: (a) such Exiting Lender shall no longer be a party to the Existing Credit Agreement or this Agreement, as the case may be (except to the extent provided in Section 8.10 thereof with respect to the survival of certain provisions, which shall remain in effect as to the Exiting Lenders); and (b) such Exiting Lenders shall not be deemed to be a "Lender" for any purpose hereunder.

      8.16 AMENDMENTS, WAIVERS AND MODIFICATION FEES. The Borrowers agree to pay to the Agent for the account of each Lender which provides its written consent to an amendment, waiver or other modification of the Loan Documents on or before the date such amendment, waiver or other modification becomes effective as a result of the written approval thereof by the requisite number of Lenders required by the Loan Documents, a processing fee of $1,500, said fee to be payable promptly following such effective date; PROVIDED, HOWEVER, that such fee shall not apply to the first two such amendments, waivers or other modifications hereunder during any continuous one year period (calculated from the date of this Agreement).

      8.17 JOINT AND SEVERAL OBLIGATIONS. Each Borrower shall be jointly and severally liable for the Obligations arising in connection with Loans made to it and the Obligations arising in connection with Loans made to the other Borrower; PROVIDED, HOWEVER, that if it is at any time determined that either Borrower is liable as a guarantor (and not as a co-obligor or co-borrower) with respect to such Obligations arising in connection with Loans made to the other Borrower

(the "Guaranteed Obligations"), each Borrower hereby agrees to the terms set forth on Exhibit L hereto with respect to the Guaranteed Obligations.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                     NEW CENTURY MORTGAGE CORPORATION

                                     By    /s/ Patrick Flanagan
                                        ----------------------------------------
                                     Its   EVP/COO
                                        ----------------------------------------

                                     ADDRESS FOR NOTICES:

                                     Attn: Brad A. Morrice
                                     18400 Von Karman
                                     Suite 1000
                                     Irvine, California 92612
                                     Telephone Number:  (949) 224-5757
                                     Telecopier Number: (949) 440-7033


                                     NC CAPITAL CORPORATION

                                     By    /s/ Patrick Flanagan
                                        ----------------------------------------
                                     Its   President
                                        ----------------------------------------

                                     ADDRESS FOR NOTICES:

                                     Attn: Brad A. Morrice
                                     18400 Von Karman
                                     Suite 1000
                                     Irvine, California 92612
                                     Telephone Number:  (949) 224-5757
                                     Telecopier Number: (949) 440-7033

                                     U.S. BANK NATIONAL ASSOCIATION


                                     By    /s/ Edwin D. Jenkins
                                        ----------------------------------------
                                     Its   Senior Vice President
                                        ----------------------------------------

                                     ADDRESS FOR NOTICES:

                                     Attn: Edwin D. Jenkins
                                     Mortgage Banking Services Division
                                     Mail Station MPFP 0508
                                     601 Second Avenue South
                                     Minneapolis, Minnesota  55402
                                     Telephone Number:  (612) 973-0588
                                     Telecopier Number: (612) 973-0826


                                     GUARANTY BANK

                                     By    /s/ Gregory W. Jackson
                                        ----------------------------------------
                                     Its   Senior Vice President
                                        ----------------------------------------

                                     ADDRESS FOR NOTICES:

                                     Attn: Gregory W. Jackson
                                     8333 Douglas Ave.
                                     Dallas, Texas 75225
                                     Telephone Number:  (214) 360-1940
                                     Telecopier Number: (214) 360-1660


                                     RESIDENTIAL FUNDING CORPORATION

                                     By    /s/ Gary Shev
                                        ----------------------------------------
                                     Its   Director
                                        ----------------------------------------

                                     ADDRESS FOR NOTICES:

                                     Attn: Gary Shev
                                     1875 Century Park East, Suite 700
                                     Century City, CA 90067
                                     Telephone Number:  (310) 407-5370
                                     Telecopier Number: (310) 407-5371

                                     WASHINGTON MUTUAL BANK, FA

                                     By    /s/ Michelle Perrin
                                        ----------------------------------------
                                     Its   Vice President - Regional Manager
                                        ----------------------------------------

                                     ADDRESS FOR NOTICES:

                                     Attn: Michelle Perrin
                                     17821 East 17th Street, Suite 285
                                     Tustin, CA 92780
                                     Telephone Number:  (714) 669-0627
                                     Telecopier Number: (714) 669-0227


                                     CDC MORTGAGE CAPITAL INC.

                                     By    /s/ Adil Nathani
                                        ----------------------------------------
                                     Its       ADIL NATHANI
                                        ----------------------------------------
                                               MANAGING DIRECTOR

                                     By    /s/ William Branagh
                                        ----------------------------------------
                                     Its       William Branagh
                                        ----------------------------------------
                                               Director

                                     ADDRESS FOR NOTICES:

                                     Attn: Anthony Malanga
                                     9 West 57th Street, 36th Floor
                                     New York, NY 10019
                                     Telephone Number:  (212) 891-5814
                                     Telecopier Number: (212) 891-6288

                                     Attn: General Counsel
                                     9 West 57th Street, 36th Floor
                                     New York, NY 10019
                                     Telephone Number:  (212) 891-6137
                                     Telecopier Number: (212) 891-1922

                                    EXHIBITS


A        Form of Compliance/Borrowing Base Certificate

B        Form of Confirmation of Borrowing/Paydown/Conversion

C        Reaffirmation of Pledge and Security Agreement

D        Reaffirmation of Servicing Security Agreement

E        Formula for Determining Warehousing Collateral Value

F        Form of Note

G        Reaffirmation of Guaranty

H        Closing Agent Instructions

I Matters to be Covered by Opinion of Counsel to the Company and NCFC at closing

J        Operational Certificate

K        Acknowledgement of Exiting Lenders

L        Terms of Guaranteed Obligations

                                    SCHEDULES


1.01(a)  Underwriting Guidelines

1.01(b)  Commitment Amounts

2.01(j)  Effective Date Fee Percentages

3.01     Subsidiaries

3.05     Litigation

4.09     Existing Liens

                                SCHEDULE 1.01(a)

                             UNDERWRITING GUIDELINES

                                  See Attached

                                SCHEDULE 1.01(b)

                               LENDER COMMITMENTS


                Lender                                            Commitment
                ------                                            ----------
     U.S. Bank National Association                               $75,000,000
     Guaranty Bank                                                $65,000,000
     Residential Funding Corporation                              $65,000,000
     CDC Mortgage Capital Inc.                                    $35,000,000
     Washington Mutual Bank, FA                                   $25,000,000*

     * Effective July 31, 2001, the Commitment of Washington Mutual Bank, FA shall be reduced to $0.

                                SCHEDULE 2.01(j)

                         EFFECTIVE DATE FEE PERCENTAGES


         Original Commitment Amount                 Effective Date Fee Percentage
         --------------------------                 -----------------------------
            $65,000,000 or greater                               0.15%

            $45,000,000 or greater but less
            than $65,000,000                                     0.10%

            $25,000,000 or greater but less
            than $45,000,000                                     0.05%

            Less than $25,000,000                                0.00%

                                  SCHEDULE 3.01

                                  SUBSIDIARIES


Name                                                 State or Other Jurisdiction of Incorporation
----                                                 --------------------------------------------
New Century Mortgage Corporation                                       California
         (also doing business as NCMC
         Mortgage Corporation)

NC Capital Corporation                                                 California

New Century R.E.O. Corp.                                               California

NC Residual Corporation                                                Delaware

NC Residual II Corporation                                             Delaware

New Century Mortgage Securities, Inc.                                  Delaware

Worth Funding Incorporated                                             California

PWF Corporation                                                        California
         (also doing business as Primewest
         Funding and Western Capital Mortgage)

Anyloan Financial Corporation                                          Delaware

anyloan.com                                                            California

NC Insurance Services, Inc.                                            Louisiana

                                 SCHEDULE 3.05

                                   LITIGATION

                                    [Omitted]

                                  SCHEDULE 4.09

                                 EXISTING LIENS

                                  See attached.

                                                                    EXHIBIT A TO
                                                               FIFTH AMENDED AND
                                                       RESTATED CREDIT AGREEMENT



                                     FORM OF
                      COMPLIANCE/BORROWING BASE CERTIFICATE


U.S. Bank National Association               Guaranty Bank
Attention:  Mortgage Banking Services        Attention:_________________
Division                                     8333 Douglas Avenue
601 Second Avenue South                      Dallas, Texas  75225
Minneapolis, Minnesota  55402


Residential Funding Corporation              Washington Mutual Bank, FA
Attention:______________________             Attention:_________________
1875 Century Park East, Suite 700            17821 East 17th Street, Suite 285
Century City, California  90067              Tustin, California  92780


CDC Mortgage Capital Inc.
Attention:______________________
9 West 57th Street, 36th Floor
New York, NY  10019

Ladies and Gentlemen:

         We submit this certificate to you in accordance with the terms of
Section 4.01(c)(ii) of the Fifth Amended and Restated Credit Agreement dated as of May 23, 2001 (as the same may be amended, supplemented or restated from time to time, the "Credit Agreement") by and among New Century Mortgage Corporation, NC Capital Corporation, the lenders party thereto (the "Lenders") and U.S. Bank National Association, as agent for the Lenders (in such capacity, the "Agent"). Each capitalized term used herein and not defined herein has the same meaning ascribed to such term in the Credit Agreement or in Exhibit E thereto.

         The undersigned hereby certifies the following as of the close of business on _________ ___, 200__:

1.       The Borrowing Base was calculated as follows:
         --------------------------------------------
         WAREHOUSING COLLATERAL VALUE

         (a)      Eligible Mortgage Loans                                               $ _________

         (b)      Aged Mortgage Loans                                                   $ _________

                  Eligible Mortgage Loans and Aged
                  Mortgage Loans consisting of "C" Mortgages         $ _________

                  Eligible Mortgage Loans and Aged
                  Mortgage Loans consisting of "C-" Mortgages        $ _________

                  Eligible Mortgage Loans and Aged Mortgage
                  Loans with an original principal balance in
                  excess of $275,000                                 $ _________

                  Eligible Mortgage Loans and Aged Mortgage
                  Loans with an original principal balance from
                  $500,000 to $750,000                               $ _________

                  Eligible Mortgage Loans and Aged Mortgage
                  Loans with an original principal balance from
                  $750,001 to $1,000,000                             $ _________

         LESS:
         ----

         (c)      Pledged Mortgage Loans with No Collateral Value                       $ _________

                  180 days or more since origination or
                  acquisition                                        $ _________

                  90 days or more in warehouse (other than Aged
                  Mortgage Loans)                                    $ _________

                  120 days or more in warehouse (Aged
                  Mortgage Loans)                                    $ _________

                  Promissory Note and/or Collateral Documents not returned or purchased by an Investor (45 days) $ _________

                  Collateral Document not returned (21 days)         $ _________

                  In default (one full reporting period)             $ _________


                                      A-2


                  Requested documents not delivered
                  (5 Business Days)                                  $ _________

                  Promissory Note and/or Collateral Documents not delivered (wet funding loans; 7 Business Days) $ _________

                  Wet funding loans in excess of applicable sublimit $ _________

                  Wet funding loans not closed                       $ _________

                  Aged Mortgage Loans in excess of
                  applicable sublimit                                $ _________

                  Mortgages with an original principal balance
                  in Excess of $275,000 in excess of applicable
                  sublimit                                           $ _________

                  Mortgages with an original principal balance
                  from $500,000 to $750,000 in excess of
                  applicable sublimit                                $ _________

                  Mortgages with an original principal balance
                  from $750,001 to $1,000,000 in excess of
                  applicable sublimit                                $ _________

                  Second Mortgages in excess of applicable sublimit  $ _________

                  Mortgages with a risk rating of "C" in excess
                  of applicable sublimit                             $ _________

                  Mortgages with a risk rating of "C-" in excess
                  of applicable sublimit                             $ _________

                  Not marketable                                     $ _________

                  Agent does not have perfected, first priority
                  security interest                                  $ _________

                  Risk rating lower than C-                          $ _________

                  Other ineligible                                   $ _________


                                      A-3


         (d)      Total Eligible Mortgage Loans ((a) - (b) - (c), to the
                  extent applicable to Eligible Mortgage Loans, rather
                  than Aged Mortgage Loans)                          $ _________

         (e)      Lesser of:        (i) Unpaid principal balance less
                                    1% of original principal balance or
                                    (ii) purchase price under the
                                    Take-Out Commitment to which
                                    each Mortgage Loan has been assigned
                                    or, if a Mortgage Loan has not been
                                    so assigned, the weighted average
                                    purchase price for Mortgage Loans
                                    under the Take-Out Commitments to
                                    which the Mortgage Loan has been
                                    pre-approved for delivery, less in
                                    each case 2%                       _________%

         (f)      Total (d) x (e)                                    $ _________

         (g)      Total Aged Mortgage Loans ((b) - (c), to the extent applicable to Aged Mortgage Loans, rather than Eligible Mortgage Loans, not to exceed $5,000,000
                  in any event)                                      $ _________

         (h)      Lesser of:        (i) Unpaid principal balance, less
                                    any discount points paid, less
                                    10% of original principal balance or
                                    (ii) purchase price under the
                                    Take-Out Commitment to which
                                    each Mortgage Loan has been assigned
                                    or, if a Mortgage Loan has not been
                                    so assigned, the weighted average
                                    purchase price for Mortgage Loans
                                    under the Take-Out Commitments to
                                    which the Mortgage Loan has been
                                    pre-approved for delivery, less in
                                    each case 10%                      _________%

         (i)      Total (g) x (h)                                    $ _________

         (j)      Total (f) + (i)                                    $ _________

         PLUS:
         ----

         (k)      Other Assets                                       $ _________

         TOTAL WAREHOUSING BORROWING BASE                            $ _________



                                      A-4




2.       LEVERAGE RATIO REQUIREMENTS OF SECTION 4.16:
         -------------------------------------------

         (a)      NCFC Quarterly Average Leverage Ratio

                  (i)      Maximum ratio permitted by Section 4.16
                           for any period of measurement:                       10.0 to 1.0

                  (ii)     The ratio of Total Liabilities to Tangible Net
                           Worth at the end of each month:

                           Total Liabilities (average daily
                           amount outstanding during the
                           quarter)                           $ _________

                                            TO

                           Tangible Net Worth (average of
                           Tangible Net Worth at the end of
                           each month during the quarter)     $ _________= ____ to 1.0

         (b)      NCFC Daily Leverage Ratio

                  (i)      Maximum ratio permitted by Section 4.16
                           on any date:                                         15.0 to 1.0

                  (ii)     The ratio of Total Liabilities to Tangible Net
                           Worth:

                           Total Liabilities (highest day during
                           month)                             $ _________

                                            TO

                           Tangible Net Worth at the end of
                           preceding month                    $ _________= ____ to 1.0

         (c)      NCFC Adjusted Leverage Ratio

                  (i)      Maximum ratio permitted by Section 4.16
                           as of the last day of each fiscal quarter:           12.0 to 1.0

                  (ii)     The ratio of Total Liabilities to Adjusted
                           Tangible Net Worth:

                           Total Liabilities at such date     $ _________

                                      A-5


                                            TO

                           Adjusted Tangible Net Worth
                           at such date                       $ _________= ____  to 1.0

         (d)      NCMC Leverage Ratio

                  (i)      Maximum ratio permitted by Section 4.16
                           as of the last day of each fiscal quarter:           8.0 to 1.0

                  (ii)     The ratio of Total Liabilities to Tangible Net
                           Worth at such date:

                           Total Liabilities at such date     $ _________

                                            TO

                           Tangible Net Worth at such date    $ _________= ____ to 1.0

3.       NET WORTH REQUIREMENTS OF SECTION 4.14:

         (a)      Minimum Tangible Net Worth of NCFC required by Section 4.14:  Greater of--

                  (i)      $130,000,000; or

                  (ii)     85% of Tangible Net Worth
                           at prior fiscal year end           $ _________

                           PLUS

                           90% of capital contributions made
                           during such fiscal year            $ _________

                           PLUS

                           50% of positive year-to-date
                           net income                         $ _________

                  Total                                                         $ _________

         (b)      Tangible Net Worth at the end of the most recently concluded fiscal month:

                  (i)      Net Worth of NCFC at
                           such date:                         $ _________


                                      A-6


                           LESS

                  (ii)     Intangible assets at such date
                           consisting of:

                           Goodwill                           $ _________

                           Other Intangibles                  $ _________

                  Total                                                         $ _________

         (c)      Minimum Tangible Net Worth of NCMC required by Section 4.14:  Greater of--

                  (i)      $85,000,000; or

                  (ii)     85% of Tangible Net Worth
                           at prior fiscal year end           $ _________

                           PLUS

                           90% of capital contributions made
                           during such fiscal year            $ _________

                           PLUS

                           50% of positive year-to-date
                           net income                         $ _________

                  Total                                                         $ _________

         (d)      Tangible Net Worth at the end of the most recently concluded fiscal month:

                  (i)      Net Worth of NCMC at
                           such date                          $ _________

                           LESS

                  (ii)     Intangible assets at such date
                           consisting of:

                           Goodwill                           $ _________

                           Other Intangibles                  $ _________


                                      A-7


                  Total                                                         $ _________

4.       MINIMUM LIQUIDITY UNDER SECTION 4.15:


         (a)      Cash, plus (i) the lesser of the Borrowing Base or the
                  aggregate Commitment Amounts less, in either case, the
                  outstanding principal balance of all Loans ("Available
                  Borrowings") and (ii) the lesser of 80% of outstanding
                  servicing-sale receivables or $5,000,000 ("Servicing
                  Receivables"), in each case as of the
                  most recently concluded fiscal month:                         $10,000,000

         (b)      Cash on hand as of such date                $ _________

                  Available Borrowings as of such date        $ _________

                  Servicing Receivables as of such date       $ _________

                  Total                                                         $ _________

5.   (a)  The undersigned is the duly elected chief financial officer of NCMC;

     (b) The undersigned has reviewed the terms of the Credit Agreement and has made, or has caused to be made under the supervision of the undersigned, a detailed review of the transactions and conditions of NCMC during the accounting period covered by this Certificate; and

     (c) These examinations did not disclose, and the undersigned has no knowledge, whether arising out of such examinations or otherwise, of the existence of any condition or event that constitutes an Event of Default or an Unmatured Event of Default during or at the end of the accounting period covered by this Certificate, except as described in a separate attachment to this Certificate, the exceptions listing, in detail, the nature of the condition or event, the period during which it has existed and the action that NCMC has taken, is taking, or proposes to take with respect to each such condition or event.

6. Attached hereto is a schedule of the Pledged Mortgage Loans (as defined in the Pledge and Security Agreement) that have no Warehousing Collateral Value at the date hereof.


Dated:  ____________, 200__            NEW CENTURY MORTGAGE CORPORATION


                                       By ______________________________________
                                       Its _____________________________________

                                                                    EXHIBIT B TO
                                                               FIFTH AMENDED AND
                                                       RESTATED CREDIT AGREEMENT

                                     FORM OF
                                CONFIRMATION OF
                          BORROWING/PAYDOWN/CONVERSION

                            [On Company Letterhead]

                                     [Date]


U.S. Bank National Association,
     as Agent
Attention:  Mortgage Banking Services Division
601 Second Avenue South
Minneapolis, Minnesota  55402

     Re:  Confirmation of Borrowing/Paydown/Conversion

Ladies and Gentlemen:

     Reference is made to the Fifth Amended and Restated Credit Agreement dated as of May 23, 2001 (as the same may be amended, supplemented or restated from time to time, the "Credit Agreement"), by and among New Century Mortgage Corporation ("NCMC" or "Borrower"), NC Capital Corporation ("NCCC" or "Borrower" and together with NCMC, the "Borrowers") the lenders party thereto (the "Lenders") and U.S. Bank National Association ("USBNA") as agent for the Lenders (in such capacity, the "Agent"). Each capitalized term used herein shall have the meaning ascribed to such term in the Credit Agreement.

     NCMC and the undersigned hereby confirm and certify to the Agent as follows:

     1. The undersigned is authorized to submit this Confirmation of Borrowing/ Paydown/Conversion on behalf of NCMC.

     2. On _________________, 200__, NCMC (a) requested the Lenders to make Warehousing Loans in the aggregate principal amount of $__________, (b) requested USBNA to make a Swingline Loan in the aggregate principal amount of $__________, (c) made principal payments on outstanding Warehousing Loans in the aggregate amount of $__________, or (d) converted outstanding Advances to outstanding Advances of another type,* as follows: Warehousing Credit

----------
* For purposes of this Certificate, Advances being converted shall be described as principal payments, and the new Advances into which such Advances are being converted shall be described as new Advances.

                               Warhousing Credit
                               -----------------

                                                                                  Balance-
                               Reference Rate          Eurodollar Rate           Funded Rate
                               --------------          ---------------           -----------
New Advance
                                ------------            -------------           -------------
Principal Payment
                                ------------            -------------           -------------
Net Amount Outstanding
                                ============            =============           =============

Interest Rate                   ______%                 ______%                 ______%



     3. In connection with any requested Warehousing Loans or Swingline Loans, please disburse $__________ as follows [include wire instructions]:



     4. In connection with any requested Warehousing Loans or Swingline Loans:
(a) no Event of Default or Unmatured Event of Default has occurred or will exist upon the making of any such Warehousing Loans or Swingline Loans; (b) the representations and warranties contained in Section 3 of the Credit Agreement, in Section 5 of the Pledge and Security Agreement, in Section 4 of the Servicing Security Agreement and in Section 15 of the Guaranty are true and correct in all material respects with the same force and effect as if made on and as of the date hereof; and (c) after giving effect to the Warehousing Loans or Swingline Loans requested herein, the sum of the outstanding principal balance under the Notes shall not exceed the Borrowing Base.

                                       Very truly yours,


                                       NEW CENTURY MORTGAGE CORPORATION


                                       By ______________________________________

                                       Its _____________________________________

                                                                    EXHIBIT C TO
                                                               FIFTH AMENDED AND
                                                       RESTATED CREDIT AGREEMENT


                        NEW CENTURY MORTGAGE CORPORATION
                 REAFFIRMATION OF PLEDGE AND SECURITY AGREEMENT


         Reference is made to the Amended and Restated Pledge and Security Agreement dated as of April 30, 2000 (as the same has been and may in the future be amended, supplemented or restated from time to time, the "Pledge and Security Agreement"), made and given by the undersigned to secure the Obligations, Lease Obligations and Letter of Credit Obligations (as defined in the Prior Credit Agreement and Pledge and Security Agreement) of New Century Mortgage Corporation ("NCMC"), NC Capital Corporation ("NCCC") or New Century Financial Corporation ("NCFC") in connection with the Fourth Amended and Restated Credit Agreement dated as of May 26, 1999 (as amended, the "Prior Credit Agreement") by and among NCMC, NCCC, the lenders party thereto (the "Lenders") and U.S. Bank National Association, a national banking association, as agent for the Lenders (in such capacity, the "Agent").

         The undersigned hereby (a) agrees that the obligations of the undersigned under the Fifth Amended and Restated Credit Agreement dated as of May 23, 2001 (the "New Credit Agreement") constitute "Obligations" within the meaning of the Pledge and Security Agreement and (b) agrees and reaffirms that the collateral pledged pursuant to the Pledge and Security Agreement ("Pledged Collateral") secures, among other things, the undersigned's obligations and duties under the New Credit Agreement, as the same may be amended from time to time, and the obligations of the undersigned under the Pledge and Security Agreement. The undersigned further reaffirms that all of the terms, covenants and conditions of the Pledge and Security Agreement remain in full force and effect.

Dated:  May 23, 2001                   NEW CENTURY MORTGAGE CORPORATION


                                       By ______________________________________

                                       Its _____________________________________

                                                                    EXHIBIT D TO
                                                               FIFTH AMENDED AND
                                                       RESTATED CREDIT AGREEMENT



                        NEW CENTURY MORTGAGE CORPORATION
                  REAFFIRMATION OF SERVICING SECURITY AGREEMENT


         Reference is made to the Amended and Restated Servicing Security Agreement dated as of April 30, 2000 (as the same has been and may in the future be amended, supplemented or restated from time to time, the "Servicing Security Agreement"), made and given by the undersigned to secure the Obligations, Lease Obligations and Letter of Credit Obligations (as defined in the Prior Credit Agreement and Servicing Security Agreement) of New Century Mortgage Corporation ("NCMC"), NC Capital Corporation ("NCCC") or New Century Financial Corporation ("NCFC") in connection with the Fourth Amended and Restated Credit Agreement dated as of May 26, 1999 (as amended, the "Prior Credit Agreement") by and among NCMC, NCCC, the lenders party thereto (the "Lenders") and U.S. Bank National Association, a national banking association, as agent for the Lenders (in such capacity, the "Agent").

         The undersigned hereby (a) agrees that the obligations of the undersigned under the Fifth Amended and Restated Credit Agreement dated as of May 23, 2001 (the "New Credit Agreement") constitute "Obligations" within the meaning of the Servicing Security Agreement and (b) agrees and reaffirms that the collateral pledged pursuant to the Servicing Security Agreement ("Pledged Collateral") secures, among other things, the undersigned's obligations and duties under the New Credit Agreement, as the same may be amended from time to time, and the obligations of the undersigned under the Servicing Security Agreement. The undersigned further reaffirms that all of the terms, covenants and conditions of the Servicing Security Agreement remain in full force and effect.

Dated:  May 23, 2001                   NEW CENTURY MORTGAGE CORPORATION


                                       By ______________________________________

                                       Its _____________________________________

                                                                    EXHIBIT E TO
                                                               FIFTH AMENDED AND
                                                       RESTATED CREDIT AGREEMENT


                             FORMULA FOR DETERMINING
                          WAREHOUSING COLLATERAL VALUE


         "WAREHOUSING COLLATERAL VALUE": on any date of determination as it pertains to the following described types or kinds of assets which constitute Warehousing Collateral:

         (1) A Mortgage Loan the entire interest in which is owned by any Borrower and which is an Eligible Mortgage Loan covering a completed residential property; PROVIDED, that such Mortgage Loan has been pre-approved for purchase under a Take-Out Commitment and the aggregate available amount of such Take-Out Commitment is not less than the aggregate outstanding principal amount of Mortgage Loans pre-approved for delivery thereunder; and PROVIDED FURTHER, that at the time such Mortgage Loan was pledged under the Pledge and Security Agreement not more than 180 days had elapsed from the date such Mortgage Loan was closed: the least of (i) the purchase price under the Take-Out Commitment to which such Mortgage Loan has been assigned or, if such Mortgage Loan has not been so assigned, the weighted average purchase price for Mortgage Loans under Take-Out Commitments under which such Mortgage Loan has been pre-approved for delivery, MINUS two percent (2%) of the original principal balance, (ii) the unpaid principal amount of such Mortgage Loan, MINUS one percent (1%) of the original principal balance, or (iii) at the election of the Agent or pursuant to directions to the Agent from the Required Lenders, the Fair Market Value of such Mortgage Loan, MINUS two percent (2%) of the original principal balance.

         (2) A Mortgage Loan the entire interest in which is owned by the Borrower and which is an Aged Mortgage Loan covering a completed residential property; PROVIDED, that such Mortgage Loan is subject to or eligible for delivery under a Take-Out Commitment and the aggregate principal amount of such Take-Out Commitments which has not previously been used is not less than the aggregate outstanding principal amount of Mortgage Loans subject thereto or eligible for delivery thereunder, and PROVIDED FURTHER, that at the time such Mortgage Loan was pledged under the Pledge and Security Agreement not more than 180 days had elapsed from the date such Mortgage Loan was closed: the least of
(i) the purchase price under the Take-Out Commitment to which such Mortgage Loan has been assigned or, if such Mortgage Loan has not been so assigned, the weighted average purchase price for Mortgage Loans under Take-Out Commitments under which such Mortgage Loan has been pre-approved for delivery, LESS ten percent (10%) of the original principal balance, (ii) the unpaid principal amount of such Mortgage Loan, LESS any discount points paid in connection with such Mortgage Loan, and LESS ten percent (10%) of the original principal balance, or (iii) at the election of the Agent, the Fair Market Value of such Mortgage Loan, LESS ten percent (10%) of the original principal balance.

         (3) Such other assets of the Borrowers as the Borrowers shall offer to the Required Lenders and as the Required Lenders shall accept in their sole discretion as Warehousing Collateral: the amount of Warehousing Collateral Value which the Required Lenders in their sole discretion assign thereto.

Notwithstanding the foregoing:

         (i) the maximum aggregate Warehousing Collateral Value of all Mortgage Loans which have been closed and funded under Agreements to Pledge, and with respect to which the Agent has not received the instruments and documents described in paragraph 2 of the related Collateral Identification Letters, shall be not more than (a) during each Month-End Period, sixty percent (60%) of the aggregate Commitment Amounts and (b) at all other times, thirty-five percent (35%) of the aggregate Commitment Amounts;

         (ii) the maximum aggregate Warehousing Collateral Value of Mortgage Loans with original principal balances greater than $275,000 shall not exceed thirty-five percent (35%) of the aggregate Commitment Amounts;

         (iii) the maximum aggregate Warehousing Collateral Value of Mortgage Loans with original principal balances of $500,000 or greater but less than $750,000 shall not exceed twenty percent (20%) of the aggregate Commitment Amounts;

         (iv) the maximum aggregate Warehousing Collateral Value of Mortgage Loans with original principal balances of $750,000 or greater shall not exceed ten percent (10%) of the aggregate Commitment Amounts;

         (v) the maximum aggregate Warehousing Collateral Value of a single Mortgage Loan shall not exceed $1,000,000;

         (vi) the maximum aggregate Warehousing Collateral Value of all Mortgage Loans with a Risk Rating of C shall not exceed fifteen percent (15%) of the aggregate Commitment Amounts;

         (vii) the maximum aggregate Warehousing Collateral Value of all Mortgage Loans with a Risk Rating of C- shall not exceed ten percent (10%) of the aggregate Commitment Amounts;

         (viii) the maximum aggregate Warehousing Collateral Value of all Mortgage Loans secured by Second Mortgages shall not exceed ten percent (10%) of the aggregate Commitment Amounts; and

         (ix) the maximum aggregate Warehousing Collateral Value of all Aged Mortgage Loans shall not exceed $5,000,000.

         A Mortgage Loan, or Mortgage-backed Security issued in consideration of a Mortgage Loan, will be considered as having no Warehousing Collateral Value if, as to any such Mortgage Loan, any of the following events occur:

         (a) more than ninety (90) days, in the case of an Eligible Mortgage Loan other than an Aged Mortgage Loan, elapse from the date on which the Mortgage Note and other documents relating to such Mortgage Loan were delivered to the Agent in accordance with Sections 4.01 and 4.02 of the Pledge and Security Agreement;

         (b) more than one hundred twenty (120) days, in the case of an Aged Mortgage Loan, elapse from the date on which the Mortgage Note and other documents relating to such Mortgage Loan were delivered to the Agent in accordance with Sections 4.01 and 4.02 of the Pledge and Security Agreement;

         (c) twenty-one (21) or more days elapse from the date a document relating to such Mortgage Loan was delivered to the Borrowers for correction in accordance with Section 10.01 of the Pledge and Security Agreement and such document has not been returned to the Agent;

         (d) forty-five (45) or more days elapse from the date such Mortgage Loan was delivered to an Investor pursuant to Section 10.02 of the Pledge and Security Agreement for examination and purchase under a Take-Out Commitment and such Mortgage Loan has not been returned to the Agent;

         (e) more than one payment on such Mortgage Loan is delinquent, as reported on any Compliance/Borrowing Base Certificate delivered to each Lender pursuant to Section 4.01(c)(ii) of the Credit Agreement, such Mortgage Loan has been rescinded, canceled or avoided, or such Mortgage Loan is subject to any rights of rescission, cancellation or avoidance or to any counterclaims, offsets or defenses, whether by operation of law or otherwise;

         (f) the Borrowers fail to deliver any document relating to such Mortgage Loan within five (5) Business Days after being requested to do so by the Agent pursuant to Section 4.03 of the Pledge and Security Agreement;

         (g) such Mortgage Loan was listed on a Loan Detail Listing delivered to the Agent with an Agreement to Pledge and a Collateral Identification Letter, and such Mortgage Loan shall not have closed on or before the close of business on the Business Day on which such Loan Detail Listing was delivered;

         (h) such Mortgage Loan was closed and funded with the proceeds of a Warehousing Loan under an Agreement to Pledge and the Borrowers fail to deliver to the Agent, with respect to such Mortgage Loan, within seven (7) Business Days after the date of such Agreement to Pledge, the documents referred to in Section
4.02 of the Pledge and Security Agreement;

         (i) the Agent, for the benefit of the Lenders, does not have a perfected, first priority security interest in such Mortgage Loan;

         (j) the Agent notifies the Borrowers that in its reasonable opinion such Mortgage Loan is not marketable and will not be given Warehousing Collateral Value;

         (k) such Mortgage Loan has a Risk Rating lower than C-; or

         (l) such Mortgage Loan was closed and funded more than one hundred eighty (180) days prior to the date the Mortgage Note and other documents relating to such Mortgage Loan were delivered to the Agent in accordance with Sections 4.01 and 4.02 of the Pledge and Security Agreement.

         As used in the foregoing definition of Warehousing Collateral Value and all defined terms used therein and in the following defined terms, all terms defined in the Credit Agreement are used as therein defined and, in addition, the following terms shall have the following respective meanings:

         "AGED MORTGAGE LOAN": an Eligible Mortgage Loan that has not been released from the Agent's security interest within 90 days after the date on which the Eligible Mortgage Loan was delivered or deemed delivered to the Agent pursuant to Sections 4.01 and 4.02 of the Pledge and Security Agreement.

         "AGREEMENT TO PLEDGE": as defined in the Pledge and Security Agreement.

         "APPRAISED VALUE": with respect to an interest in real estate, the then current fair market value thereof as of a recent date, as determined in accordance with accepted methods of appraising by a qualified appraiser who is a member of the American Institute of Real Estate Appraisers or other group of professional appraisers.

         "APPROVED SECOND MORTGAGE INVESTOR": an Investor that has been approved in writing by the Agent for the purchase of Mortgage Loans secured by Second Mortgages.

         "COLLATERAL IDENTIFICATION LETTER": as defined in the Pledge and Security Agreement.

         "ELIGIBLE MORTGAGE LOAN": a closed-end Mortgage Loan secured by a First Mortgage or a Second Mortgage on improved real estate in an original principal amount not in excess of (a) in the case of Mortgage Loans secured by First Mortgages, 80% of the Appraised Value of such real estate, and (b) in the case of Mortgage Loans secured by Second Mortgages, 80% of the Appraised Value of such real estate MINUS the amount of the Mortgage Loan secured by the First Mortgage thereon, unless either (i) the amount of such Mortgage Loan in excess of the maximum set forth above is insured, or is subject to a commitment to be insured, by an insurer approved by the Agent, or (ii) such Mortgage Loan (A) has a Loan-to-Value Ratio of not more than 100%, (B) in the case of Mortgage Loans secured by a First Mortgage, satisfies the underwriting guidelines or other applicable standards of the Investor referenced in clause (C) below for a Risk Rating of at least "C-", or in the case of Mortgage Loans secured by a Second Mortgage, is underwritten in accordance with the applicable Underwriting Guidelines, (C) in the case of a Mortgage Loan secured by a Second Mortgage, has been pre-approved by an Approved Second Mortgage Investor for purchase under a Take-Out Commitment, (D) in the case of a Mortgage Loan secured by a Second Mortgage, is originated or acquired pursuant to a program offered by such Approved Second Mortgage Investor and (E) has an original principal amount of not more than $1,000,000.

         "FAIR MARKET VALUE": on any date of determination with respect to any Mortgage Loan, the bid price quoted in writing to the Agent as of the computation date by two nationally recognized dealers selected by the Agent who at the time are making a market in similar Mortgage Loans, multiplied, in any case, by the outstanding principal amount thereof.

         "FIRST MORTGAGE": a Mortgage which is subject to no prior or superior mortgage liens.

         "LOAN DETAIL LISTING": as defined in the Pledge and Security Agreement.

         "LOAN-TO-VALUE RATIO": with respect to a Mortgage Loan secured by a Mortgage on improved real estate, the ratio (expressed as a percentage) which
(a) the sum of the original principal amount of such Mortgage Loan PLUS the original principal amount of the Mortgage Loan that is secured by prior Mortgages on such real estate, if any, bears to (b) the Appraised Value of such real estate.

         "MONTH-END PERIOD": the period beginning on the third to the last Business Day of each month and ending on the fifth Business Day of the following month.

         "RISK RATING": the risk rating of a Mortgage Loan, determined using the Underwriting Guidelines or other applicable standards of the Investor to which such Mortgage Loan is to be sold by any Borrower under a Take-Out Commitment previously issued to such Borrower by such Investor; PROVIDED, that such underwriting guidelines or other applicable standards comply with industry standards in the sole judgment of the Agent.

         "SECOND MORTGAGE": a Mortgage which is subject to one prior or superior Mortgage.

         "TAKE-OUT COMMITMENT": a current, written commitment issued to any Borrower by an Investor to purchase Mortgage Loans, at a definite price or yield, within a specified time period.

                                                                    EXHIBIT F TO
                                                               FIFTH AMENDED AND
                                                       RESTATED CREDIT AGREEMENT



                             FORM OF PROMISSORY NOTE
                               (Warehousing Note)


                                                                    May 23, 2001
$ _______________                                         Minneapolis, Minnesota



         FOR VALUE RECEIVED, each of NEW CENTURY MORTGAGE CORPORATION, a California corporation ("NCMC") and NC CAPITAL CORPORATION, a California corporation ("NCCC" and together with NCMC, the "Borrowers"), hereby promises to pay to the order of ______________________ (the "Lender") at the main office of the Agent in Minneapolis, Minnesota, in lawful money of the United States of America in Immediately Available Funds, the principal sum of ___ MILLION AND NO/100 DOLLARS ($ __________) or the aggregate unpaid principal amount of all Warehousing Loans [and Swingline Loans] made by the Lender pursuant to the Credit Agreement described below, whichever is less, and to pay interest in like funds from the date hereof on the unpaid balance thereof at the rates per annum and at such times as are specified in the Credit Agreement. Interest (computed on the basis of actual days elapsed and a year of 360 days) shall be payable at said office at the times specified in the Credit Agreement.

         Principal hereof shall be payable in the amounts and at the times set forth in the Credit Agreement.

         This note is one of the Warehousing Notes referred to in the Fifth Amended and Restated Credit Agreement dated as of May 23, 2001 (as the same may be amended, modified or restated from time to time, the "Credit Agreement"), by and among the Borrowers, the Lender, the other lenders party thereto and U.S. Bank National Association, as agent for the Lenders (in such capacity, the "Agent"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings given to such terms in the Credit Agreement and in the Exhibits thereto. This note is subject to certain mandatory and voluntary prepayments and its maturity is subject to acceleration, in each case upon the terms provided in the Credit Agreement.

         The Borrowers hereby waive diligence, presentment, demand, protest, and notice (except such notice as is required under the Loan Documents) of any kind whatsoever. The nonexercise by the Lender of any of its rights hereunder or under the other Loan Documents in any particular instance shall not constitute a waiver thereof in any subsequent instance.

         This note is entitled to the benefit of the Guaranty, the Pledge and Security Agreement, the Servicing Security Agreement and the other Loan Documents.

         THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS. In the event of default hereunder, the Borrowers agree to pay all costs and expenses of collection, including but not limited to reasonable attorneys' fees.

         [Notwithstanding the foregoing paragraphs and all other provisions of this note and the Credit Agreement, none of the terms and provisions of this note or the Credit Agreement shall ever be construed to create a contract to pay to the Lender, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by the Lender to the Borrowers under applicable state or federal law from time to time in effect, and the Borrowers shall never be required to pay interest in excess of such maximum amount. If, for any reason, interest is paid hereon in excess of such maximum amount (whether as a result of the payment of this note prior to its maturity or otherwise), then promptly upon any determination that such excess has been paid the Lender will, at its option, either refund such excess to the Borrowers or apply such excess to the principal owing hereunder. All interest paid shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period of the Borrowers' credit relationship with the Lender until payment in full of the principal (including the period of any renewal or extension) so that the interest for such full period shall not exceed the maximum rate of interest permitted by applicable law.]


                                       NEW CENTURY MORTGAGE CORPORATION


                                       By ______________________________________

                                       Its _____________________________________


                                       NC CAPITAL CORPORATION


                                       By ______________________________________

                                       Its _____________________________________

                                                                    EXHIBIT G TO
                                                               FIFTH AMENDED AND
                                                       RESTATED CREDIT AGREEMENT


                        NEW CENTURY FINANCIAL CORPORATION
                            REAFFIRMATION OF GUARANTY


         Reference is made to Guaranty dated as of May 29, 1998 (the "Guaranty"), made and given by the undersigned to secure the Guarantied Obligations (as defined in the Guaranty) of New Century Mortgage Corporation ("NCMC") to the Lenders in connection with the Third Amended and Restated Credit Agreement dated as of May 29, 1998 (the "Prior Credit Agreement"), by and between NCMC, the lenders party thereto (the "Lenders") and U.S. Bank National Association, a national banking association, as agent for the Lenders (in such capacity, the "Agent").

         The undersigned hereby (a) consents to the terms of the Fifth Amended and Restated Credit Agreement dated as of May 23, 2001 (as the same may be amended, supplemented or restated from time to time, the "New Credit Agreement") and to the execution and delivery of the New Credit Agreement by NCMC and NC Capital Corporation ("NCCC" and together with NCMC, the "Borrowers"); and (b) agrees that the obligations of the Borrowers under the New Credit Agreement constitute "Guarantied Obligations" within the meaning of the Guaranty. The undersigned further agrees and reaffirms that such Guarantied Obligations are guaranteed by the undersigned in accordance with the terms and conditions of the Guaranty, and that all of the terms, covenants and conditions of the Guaranty remain in full force and effect.


Dated:  May 23, 2001                   NEW CENTURY FINANCIAL CORPORATION


                                       By _____________________________________

                                       Its ____________________________________

                                                                    EXHIBIT H TO
                                                               FIFTH AMENDED AND
                                                       RESTATED CREDIT AGREEMENT



                STATEMENT TO BE INCLUDED IN CLOSING INSTRUCTIONS
                     TO CLOSING AGENTS FOR WET FUNDED LOANS


                  "You are hereby notified that U.S. Bank National Association, as agent for certain lenders (in such capacity, the "Agent"), has a security interest in the deed of trust or mortgage note, the deed of trust or mortgage and all other supporting documents for the above-referenced loan. Unless the Agent otherwise instructs you, (i) if the mortgage loan is not funded within one business day after your receipt of funds from the Agent, said funds are to be returned by you to: U.S. Bank National Association, Minneapolis, Minnesota, ABA No. 0910-0002-2 for credit to our Collateral Account No. 1731-0097-1378, and
(ii) all loan documents are to be returned to us by the second business day after settlement."

                                                                    EXHIBIT I TO
                                                               FIFTH AMENDED AND
                                                       RESTATED CREDIT AGREEMENT


                            MATTERS TO BE COVERED BY
                  THE OPINION OF COUNSEL TO NCFC, NCMC AND NCCC

         The opinions of Stergios Theologides, counsel to NCFC, NCMC and NCCC, which are called for by Section 5.01(a)(xi) of the Fifth Amended and Restated Credit Agreement, shall be satisfactory in form and substance to the Agent and shall cover the matters set forth below, subject to such assumptions, exceptions and qualifications as may be acceptable to the Agent and counsel to the Agent:

         1. Each of NCFC, NCMC and NCCC (collectively, the "Transaction Parties" and each, individually, a "Transaction Party") has been duly incorporated, is a validly existing corporation and is in good standing under the laws of its respective jurisdiction of incorporation, and has the requisite corporate power to own its respective properties and to conduct its respective businesses as currently conducted by it. Each of NCMC and NCCC is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the character of the business conducted by it or the location of the properties owned or leased by it make such qualification necessary, except in jurisdictions in which failure to be in good standing will not preclude it from enforcing its rights with respect to any material asset or expose it to any material liability.

         2. The execution, delivery and performance by each Transaction Party of each Loan Document to which it is a party and the consummation of the transactions contemplated thereby are within the corporate powers of such Transaction Party, have been duly authorized by all necessary corporate action and do not, and the consummation of the transactions contemplated thereby and compliance by each Transaction Party with the applicable provisions thereof will not, conflict with, constitute a default under or violate (a) any of the terms, conditions or provisions of its Articles or Certificate of Incorporation or bylaws, (b) any of the terms, conditions or provisions of any document, agreement or other instrument which is known to me to which it is a party or by which it is bound, (c) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on it and known to me, or (d) any statute, rule or regulation of any governmental authority binding on it.

         3. Each Loan Document to which any Transaction Party is a party has been duly executed and delivered by such Transaction Party and is the legal, valid and binding obligation of such Transaction Party enforceable against such Transaction Party in accordance with its terms, subject to limitations as to enforceability which might result from general equitable principles or bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors' rights generally.

         4. No consent, approval, waiver, license or authorization or other action by or filing with any governmental authority is required in connection with the execution, delivery and performance by any Transaction Party of any Loan Document to which it is a party, the validity or enforceability of any Loan Document or the consummation of the transactions contemplated thereby except for those which have already been obtained and are in full force and effect.

         5. The Pledge and Security Agreement creates a valid security interest in the Collateral described in Section 2 thereof, which security interest will, after giving effect to the reaffirmation thereof executed and delivered in connection with the Credit Agreement, secure the Obligations. The financing statements filed under the Pledge and Security Agreement are in appropriate form for filing with the offices identified thereon. Such financing statements perfect the security interest granted to the Agent, for the benefit of the Lenders, pursuant to the Pledge and Security Agreement to the extent such security interest may be perfected by filing financing statements under the Uniform Commercial Code.

         6. There has been created under the Pledge and Security Agreement a valid security interest in the Pledged Mortgage Loans (as defined therein). Assuming delivery to, and the continued possession by, the Agent of the Mortgage Notes relating to the Pledged Mortgage Loans, said security interests shall be perfected. The laws of certain jurisdictions may require the recordation of an assignment of each Mortgage in order to perfect a security interest in the Mortgage (as opposed to the Mortgage Note secured thereby). If the Agent does not record its assignment of the Mortgages in such jurisdictions, I express no opinion as to the Agent's perfected security interest in such Mortgages (as opposed to the Mortgage Notes secured thereby).

         7. The Servicing Security Agreement creates a valid security interest in the Collateral described in Section 2 thereof, which security interest will, after giving effect to the reaffirmation thereof executed and delivered in connection with the Credit Agreement, secure the Obligations. The financing statements filed under the Servicing Security Agreement are in appropriate form for filing with the offices identified thereon. Such financing statements perfect the security interest granted to the Agent, for the benefit of the Lenders, pursuant to the Servicing Security Agreement to the extent such security interest may be perfected by filing financing statements under the Uniform Commercial Code.

         8. To the best knowledge of such counsel, there are no actions, suits or proceedings pending or threatened against or affecting any Transaction Party or any of its properties before any court or arbitrator, or any governmental department, board, agency or other instrumentality which (i) challenge the legality, validity or enforceability of any Loan Document, or (ii) if determined adversely to such Transaction Party, would have a material adverse effect on the business, operations, property or condition (financial or otherwise) of any Transaction Party or on the ability of any Transaction Party to perform its obligations under the Loan Documents.

                                                                    EXHIBIT J TO
                                                               FIFTH AMENDED AND
                                                       RESTATED CREDIT AGREEMENT


                         FORM OF CERTIFICATE CONCERNING
                         BORROWER'S AUTHORIZED EMPLOYEES


         I, ________________________, am the duly elected Secretary of _________________ _________________, a California corporation (the "Borrower"), and do hereby certify that the following officers and employees of the Borrower are authorized to take the following action on behalf of the Borrower:

                 PERSONNEL AUTHORIZED TO SIGN (a) INSTRUMENTS OR
            (b) COLLATERAL CERTIFICATES, REPORTS AND DIRECTIONS AS TO
                    SHIPMENT OF COLLATERAL TO INVESTORS UNDER
               CREDIT AGREEMENT AND PLEDGE AND SECURITY AGREEMENT

                                                              Telephone Number
NAME              TITLE             SIGNATURE                 (WITH AREA CODE)
----              -----             ---------                 ----------------

----------------  ----------------  ----------------------    --------------

----------------  ----------------  ----------------------    --------------

----------------  ----------------  ----------------------    --------------

----------------  ----------------  ----------------------    --------------

                 PERSONNEL AUTHORIZED TO TELEPHONE INSTRUCTIONS
                       TO AGENT UNDER CREDIT AGREEMENT AND
                          PLEDGE AND SECURITY AGREEMENT

                                                              Telephone Number
NAME              TITLE             SIGNATURE                 (WITH AREA CODE)
----              -----             ---------                 ----------------

----------------  ----------------  ----------------------    --------------

----------------  ----------------  ----------------------    --------------

----------------  ----------------  ----------------------    --------------

----------------  ----------------  ----------------------    --------------

                 PERSONNEL AUTHORIZED TO AMEND SCHEDULES ANNEXED
                   TO ANY OF THE ITEMS SET FORTH IN (b) ABOVE

                                                              Telephone Number
NAME              TITLE             SIGNATURE                 (WITH AREA CODE)
----              -----             ---------                 ----------------

----------------  ----------------  ----------------------    --------------

----------------  ----------------  ----------------------    --------------

----------------  ----------------  ----------------------    --------------

----------------  ----------------  ----------------------    --------------


SEND ADVICES AND  MAIL TO:

ATTN:  __________________________


                  IN WITNESS WHEREOF I have hereunder set my hand and the seal of the Borrower this ____ day of ______________, 200__.


                                       ________________________________________

                                       Title ___________________________________

                                                                  EXHIBIT K-1 TO
                                                               FIFTH AMENDED AND
                                                       RESTATED CREDIT AGREEMENT


                        ACKNOWLEDGMENT BY EXITING LENDER


         Subject to its receipt of payment in full in cash of its Payoff Amount on the Effective Date, the undersigned (the "Exiting Lender"), hereby acknowledges and consents to the execution and delivery by the Lenders of the Fifth Amended and Restated Credit Agreement dated as of May 23, 2001, by and among New Century Mortgage Corporation, a California corporation ("NCMC"), NC Capital Corporation, a California corporation ("NCCC" and together with NCMC, the "Borrowers"), the lenders from time to time a party thereto (the "Lenders"), and U.S. Bank National Association, as agent for the Lenders (in such capacity, the "Agent") and hereby agrees that (i) it shall no longer be a party to the Existing Credit Agreement except to the extent provided in Section 8.15 thereof and (ii) upon the Exiting Lender's receipt of payment in full of its Payoff Amount in accordance with Section 8.15 of said Fifth Amended and Restated Credit Agreement, it will, as soon thereafter as administratively feasible (but not to exceed 30 days), return to the Borrowers the Note issued by the Borrowers to the Exiting Lender pursuant to the Existing Credit Agreement marked "paid" or language to similar effect. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in said Fifth Amended and Restated Credit Agreement.


                                       EXITING LENDER


                                       By ________________________________

                                       Its _______________________________


                                    K - 1 - 1

                                                                  EXHIBIT K-2 TO
                                                               FIFTH AMENDED AND
                                                       RESTATED CREDIT AGREEMENT


                        ACKNOWLEDGMENT BY EXITING LENDER


         Reference is made to Fifth Amended and Restated Credit Agreement dated as of May 23, 2001, by and among New Century Mortgage Corporation, a California corporation ("NCMC"), NC Capital Corporation, a California corporation ("NCCC" and together with NCMC, the "Borrowers"), the undersigned and the other lenders from time to time a party thereto (the "Lenders"), and U.S. Bank National Association, as agent for the Lenders (in such capacity, the "Agent") (the "Credit Agreement"). Subject to its receipt of payment in full in cash of its Payoff Amount on the Exit Date, the undersigned (the "Exiting Lender"), agrees that (i) it shall no longer be a party to the Credit Agreement except to the extent provided in Section 8.15 thereof and (ii) upon the Exiting Lender's receipt of payment in full of its Payoff Amount in accordance with Section 8.15 of said Credit Agreement, it will, as soon thereafter as administratively feasible (but not to exceed 30 days), return to the Borrowers the Note issued by the Borrowers to the Exiting Lender pursuant to the Credit Agreement marked "paid" or language to similar effect. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in said Fifth Amended and Restated Credit Agreement.


                                       EXITING LENDER


                                       By ________________________________

                                       Its _______________________________


                                    K - 2 - 1

                                                                    EXHIBIT L TO
                                                               FIFTH AMENDED AND
                                                       RESTATED CREDIT AGREEMENT


                         TERMS OF GUARANTEED OBLIGATIONS

         Each Borrower hereby agrees to the following terms with respect to Loans made by the Lenders to the other Borrower and interest thereon under the Fifth Amended and Restated Credit Agreement dated as of May 23, 2001 (as the same may be amended, supplemented or restated from time to time, the "Credit Agreement"):

         1. Each Borrower irrevocably, unconditionally and absolutely guarantees to the Lenders the due and prompt payment, and not just the collectibility, of the principal of, and interest, fees and late charges and all other indebtedness, if any, on the Loans made to the other Borrower when due, whether at maturity, by acceleration or otherwise all at the times and places and at the rates described in, and otherwise according to the terms of the Notes and the Credit Agreement, whether now existing or hereafter created or arising.

         2. Each Borrower further hereby irrevocably, unconditionally and absolutely guarantees to the Lenders the due and prompt performance by the other Borrower of all duties, agreements and obligations of the other Borrower contained in the Notes and the Credit Agreement, and the due and prompt payment of all costs and expenses incurred, including, without limitation, attorneys' fees, court costs and all other litigation expenses (including but not limited to expert witness fees, exhibit preparation, and courier, postage, communication and document copying expenses), in enforcing the payment and performance of the Notes and the Credit Agreement from the other Borrower (the payment and performance of the items set forth in Paragraphs 1 and 2 of this Exhibit L are collectively referred to as the "Other Borrower Debt").

         3. In the event any Borrower shall at any time fail to pay the Lenders any Other Borrower Debt owed by such Borrower when due, whether by acceleration or otherwise, the other Borrower promises to pay such amount to the Lenders forthwith, together with all collection costs and expenses, including, without limitation, attorneys' fees, court costs and all other litigation expenses (including but not limited to expert witness fees, exhibit preparation, and courier, postage, communication and document copying expenses).

         4. Each Borrower does hereby (a) agree to any modifications of any terms or conditions of any Other Borrower Debt and/or to any extensions or renewals of time of payment or performance by the other Borrower; (b) agree that it shall not be necessary for the Lenders to resort to legal remedies against the other Borrower, or to take any action against any other Person obligated (an "Obligor") on or against any collateral for payment or performance of the Other Borrower Debt before proceeding against such Borrower; (c) agree that no release of the other Borrower or any other guarantor or Obligor, or of any collateral, for the Other Borrower Debt, whether by operation of law or by any act of the Agent or the Lenders (or any of them), with or without notice to such Borrower, shall release such Borrower; and (d) waive presentment, notice of acceptance, notice of demand, dishonor, notice of dishonor, protest, and notice of protest and waive, to the extent permitted by law, all benefit of valuation, appraisement, and exemptions under the laws of the State of Minnesota or any other state or territory of the United States.

         5. The obligations of each Borrower for the Other Borrower Debt shall be primary, absolute, irrevocable and unconditional, and shall remain in full force and effect without regard to, and shall not be impaired or affected by:
(a) the genuineness, validity, regularity or enforceability of, or any amendment or change in the Credit Agreement or the Note, or any change in or extension of the manner, place or terms of payment of, all or any portion of the Other Borrower Debt; (b) the taking or failure to take any action to enforce the Credit Agreement or the Notes, or the exercise or failure to exercise any remedy, power or privilege contained therein or available at law or otherwise, or the waiver by the Lenders of any provisions of the Credit Agreement or the Notes; (c) any impairment, modification, change, release or limitation in any manner of the liability of the other Borrower or its estate in bankruptcy, or of any remedy for the enforcement of the other Borrower's liability, resulting from the operation of any present or future provision of the bankruptcy laws or any other statute or regulation, or the dissolution, bankruptcy, insolvency, or reorganization of the other Borrower; (d) the merger or consolidation of the other Borrower, or any sale or transfer by the other Borrower of all or part of its assets or property; (e) any claim such Borrower may have against the other Borrower or any other Obligor, including any claim of contribution; (f) the release, in whole or in part, of any other guarantor (if more than one), the other Borrower or any other Obligor; (g) any other action or circumstance which (with or without notice to or knowledge of such Borrower) might in any manner or to any extent vary the risks of such Borrower or otherwise constitute a legal or equitable discharge or defense, it being understood and agreed by each Borrower that its obligations for the Other Borrower Debt shall not be discharged except by the full payment and performance of the Other Borrower Debt.

         6. The Lenders shall have the right to determine how, when and what application of payments and credits, if any, whether derived from either Borrower or from any other source, shall be made on the Obligations and any other indebtedness owed by either Borrower and/or any other Obligor to the Lenders.

         7. The obligations of each Borrower hereunder shall continue to be effective, or be automatically reinstated, as the case may be, if at any time the performance or the payment, as the case may be, in whole or in part, of any of the Other Borrower Debt is rescinded or must otherwise be restored or returned by the Lenders (or any of them) (as a preference, fraudulent conveyance or otherwise) upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of either Borrower or any other person or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to either Borrower or any other Person, or any substantial part of its property, or otherwise, all as though such payments had not been made. If an Event of Default shall at any time have occurred and be continuing or shall exist and declaration of default or acceleration under or with respect to the Other Borrower Debt shall at such time be prevented by reason of the pendency against either Borrower or any other Person of a case or proceeding under a bankruptcy or insolvency law, each Borrower agrees that its obligations for the Other Borrower Debt shall be deemed to have been declared in default or accelerated with the same effect as if such obligations had been declared in default and accelerated in accordance with their respective terms and each Borrower shall forthwith perform or pay, as the case may be, as required hereunder in accordance with the terms hereunder without further notice or demand.

         8. Each Borrower hereby irrevocably waives any claim or other rights that it may now or hereafter acquire against the other Borrower that arises from the existence, payment, performance or enforcement of such Borrower's obligations for the Other Borrower Debt, including any right of subrogation, reimbursement, exoneration or indemnification, any right to participate in any claim or remedy of the Lenders against the other Borrower or any collateral that the Lenders now have or hereafter acquire, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including the right to take or receive from the other Borrower directly or indirectly, in cash or other property or by set-off or in any manner, payment or security on account of such claim or other rights. If any amount shall be paid to either Borrower in violation of the preceding sentence and the Other Borrower Debt shall not have been paid and performed in full, such amount shall be deemed to have been paid to such Borrower for the benefit of, and held in trust for, the Lenders and shall forthwith be paid to the Lenders to be credited and applied to the Other Borrower Debt, whether matured or unmatured. Notwithstanding the blanket waiver of subrogation rights as set forth above, each Borrower hereby specifically acknowledges that any subrogation rights which it may have against the other Borrower or any collateral that the Lenders now have or hereafter acquire may be destroyed by a nonjudicial foreclosure of the collateral. This may give such Borrower a defense to a deficiency judgment against it. Such Borrower hereby irrevocably waives such defense. Each Borrower acknowledges that it will receive direct and indirect benefits from the arrangements contemplated by the Agreement and the Notes and that the waivers set forth in this Section are knowingly made in contemplation of such benefits.

         9. No postponement or delay on the part of the Lenders (or any of them) in the enforcement of any right with respect to the Obligations of either Borrower, including, without limitation, the Other Borrower Debt, shall constitute a waiver of such right and all rights of the Lenders hereunder shall be cumulative and not alternative and shall be in addition to any other rights granted to the Lenders in any other agreement or by law.

         10. Any indebtedness of either Borrower now or hereafter held by the other Borrower is hereby subordinated to the indebtedness of the Borrowers to the Lenders, and such indebtedness of either Borrower to the other Borrower shall, if any of the Lenders so requests, be collected, enforced and received by the Borrower to which it is owed as trustee for the Lenders and be paid over to the Lenders on account of the indebtedness of the other Borrower to the Lenders.